AGREEMENT AND PLAN OF MERGER

                                      DATED

                                NOVEMBER 13, 2000

                                      AMONG

                      ENHANCE FINANCIAL SERVICES GROUP INC.

                          GOLD ACQUISITION CORPORATION

                                       AND

                                RADIAN GROUP INC.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE I      MERGER OF ACQUISITION AND THE COMPANY.........................2

      1.1   The Merger.......................................................2
      1.2   Certificate of Incorporation.....................................3
      1.3   By-Laws..........................................................3
      1.4   Directors........................................................3
      1.5   Officers.........................................................3
      1.6   Stock of the Company.............................................3
      1.7   Stock of Sub.....................................................5
      1.8   Distributions with Regard to Company Stock.......................5
      1.9   Options and Warrants.............................................8
      1.10  Adjustment of Exchange Ratio.....................................9

ARTICLE II     EFFECTIVE TIME OF MERGER......................................9

      2.1   Date of the Merger...............................................9
      2.2   Execution of Certificate of Merger...............................9
      2.3   Effective Time of the Merger....................................10

ARTICLE III    REPRESENTATIONS AND WARRANTIES...............................10

      3.1   Representations and Warranties of the Company...................10
      3.2   Representations and Warranties of Parent and Sub................38
      3.3   Termination of Representations and Warranties...................44

ARTICLE IV     ACTIONS PRIOR TO THE MERGER..................................45

      4.1   Company's Activities Until Effective Time.......................45
      4.2   Parent's Activities Until Effective Time........................50
      4.3   HSR Act Filings.................................................51
      4.4   Licenses and Permits............................................52
      4.5   Registration Statement, Proxy Statements and Shareholders
            Meetings........................................................52
      4.6   No Solicitation of Offers; Notice of Proposals from Others......56
      4.7   Appropriate Action; Consents....................................57
      4.8   Cooperation.....................................................58
      4.9   Company Affiliates; Reorganization..............................59
      4.10  Takeover Statutes...............................................59
      4.11  Certain Contracts...............................................60
      4.12  C-BASS..........................................................61
      4.13  Benefits........................................................62
      4.14  Support Agreements..............................................62

ARTICLE V      CONDITIONS PRECEDENT TO MERGER...............................62

      5.1   Conditions to the Company's Obligations.........................62
      5.2   Conditions to Parent's and Sub's Obligations....................64

ARTICLE VI     TERMINATION..................................................67

      6.1   Right to Terminate..............................................67
      6.2   Manner of Terminating Agreement.................................72
      6.3   Effect of Termination...........................................72

ARTICLE VII    ABSENCE OF BROKERS...........................................72

      7.1   Representations and Warranties Regarding Brokers and Others.....72

ARTICLE VIII   OTHER AGREEMENTS.............................................73

      8.1   Payment to Parent...............................................73
      8.2   Indemnification for Prior Acts..................................75
      8.3   Beneficiaries...................................................76

ARTICLE IX     GENERAL......................................................76

      9.1   Expenses........................................................76
      9.2   Access to Properties, Books and Records.........................76
      9.3   Press Releases..................................................77
      9.4   Entire Agreement................................................77
      9.5   Effect of Disclosures...........................................77
      9.6   Captions; Definitions...........................................78
      9.7   Prohibition Against Assignment; Benefit.........................78
      9.8   Notices and Other Communications................................78
      9.9   Governing Law...................................................79
      9.10  Amendments......................................................79
      9.11  Counterparts....................................................79



EXHIBITS

Exhibit 4.9-A           Affiliate Letter
Exhibit 4.14-A          Shareholders Support Agreement

                          AGREEMENT AND PLAN OF MERGER

      This is an Agreement and Plan of Merger (this "Agreement") dated November 13, 2000, among ENHANCE FINANCIAL SERVICES GROUP INC. (the "Company"), a New York corporation, RADIAN GROUP INC. ("Parent"), a Delaware corporation, and GOLD Acquisition Corporation ("Sub"), a New York corporation and wholly owned subsidiary of Parent.

                                    RECITALS

      WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the New York Business Corporation Law (the "NYBCL"), whereby the issued and outstanding shares of Company Common Stock (as defined herein), other than shares to be canceled in accordance with Section 1.6(b), will be converted into the right to receive the Merger Consideration (as defined herein);

      WHEREAS, as an inducement to Parent to enter into this Agreement, certain significant shareholders of the Company are entering into an agreement with Parent (the "Shareholders Support Agreement") pursuant to which each significant shareholder has, among other things, agreed to vote such significant shareholder's shares of Company Common Stock in favor of the Merger;

      WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to the Merger; and

      WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE I

                      MERGER OF ACQUISITION AND THE COMPANY

      1.1 THE MERGER. (a) Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined herein) pursuant to the Merger, Sub will be merged into the Company, which will be the surviving corporation of the Merger (the "Surviving Corporation"). Except as specifically provided in this Agreement, at the Effective Time, (i) the real and personal property, other assets, rights, privileges, immunities, powers, purposes and franchises of the Company will continue unaffected and unimpaired by the Merger,
(ii) the separate existence of Sub will terminate, and Sub's real and personal property, other assets, rights, privileges, immunities, powers, purposes and franchises will be merged into the Surviving Corporation, and (iii) the Merger will have the other effects specified in Section 906 of the NYBCL.

               (b) Notwithstanding Section 1.1(a), Parent may elect to modify the structure of the transactions contemplated by this Agreement, including, without limitation, to provide for the merger of the Company directly with and into Parent, so long as (i) there are no adverse tax or other consequences to the holders of Company Common Stock as a result of such modification, (ii) the consideration to be paid to the holders of Company Common Stock under this Agreement is not thereby changed or reduced in form or amount, and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or otherwise delay or jeopardize the closing of the transactions contemplated hereby. In the event that Parent determines to do the foregoing, the parties hereto agree to modify this Agreement and any exhibits, annexes or schedules hereto to reflect such revised terms. In any such event, Parent shall prepare appropriate amendments to this Agreement and any such exhibits, annexes or schedules for execution by the parties hereto. The Company agrees to cooperate fully with Parent to effect such amendments.

      1.2 CERTIFICATE OF INCORPORATION. From the Effective Time until subsequently amended, the Certificate of Incorporation of Sub immediately before the Effective Time will be the Certificate of Incorporation of the Surviving Corporation, except that it will provide that the name of the Surviving Corporation will be "Enhance Financial Services Group Inc.," and that Certificate of Incorporation, separate and apart from this Agreement, may be certified as the Certificate of Incorporation of the Surviving Corporation.

      1.3 BY-LAWS. From the Effective Time until subsequently amended, the By-Laws of Sub immediately before the Effective Time will be the By-Laws of the Surviving Corporation.

      1.4 DIRECTORS. The directors of Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation after the Effective Time and will hold office in accordance with the By-Laws of the Surviving Corporation.

      1.5 OFFICERS. The officers of the Company immediately before the Effective Time will be the officers of the Surviving Corporation after the Effective Time and will hold office until successors are duly elected or appointed and qualified in accordance with applicable law.

      1.6 STOCK OF THE COMPANY. (a) Except as provided in Sections 1.6(b) and (c), at the Effective Time, each share of common stock of the Company, par value $.10 per share, ("Company Common Stock"), that is outstanding immediately before the Effective Time will be converted into and become the right to receive
0.22 (as adjusted pursuant to the immediately succeeding sentence) (the "Exchange Ratio") of a share of common stock, par value $.001 per share, of Parent (such shares, together with the associated rights (the "Parent Shareholder Rights") pursuant to the Amended and Restated Shareholder Rights Agreement, dated as of January 19, 1999, by and between CMAC Investment Corporation (predecessor to Parent) and the Bank of New York, as Rights Agent thereunder, the "Parent Common Stock"), together with any associated Parent Shareholder Rights. If the Singer September 30 Net Worth (as defined herein) shall be less than $36 million, then the Exchange Ratio shall be reduced to equal 0.22 minus the quotient (rounded to the nearest four decimal places) obtained by dividing (1) the quotient obtained by dividing (a) the difference between $36 million and the Singer September 30 Net Worth by (b) 38,500,000, by
(2) the Starting Price (as defined herein).


               (b) Each share of Company Common Stock held in the treasury of the Company, or by any direct or indirect wholly owned subsidiary of the Company, immediately before the Effective Time will, at the Effective Time, be cancelled and cease to exist, and no consideration will be paid with respect to any of those shares of Company Common Stock.

               (c) No fractional shares of Parent Common Stock will be issued as a result of the Merger. Any holder of Company Common Stock that, but for this
Section 1.6, would be entitled to receive a fraction of a share of Parent Common Stock as a result of the Merger will, at the Effective Time, have the right to receive, instead of that fraction of a share and without interest, cash equal to the Market Value of a share of Parent Common Stock on the Merger Date (as defined herein) times the fraction. As used herein, the "Market Value" of a share of Parent Common Stock on a day means the average of the Last Sale Price of a share of Parent Common Stock on each of the twenty New York Stock Exchange trading days ending on, and including, that day. As used herein, the "Last Sale Price" of a share of Parent Common Stock on a day given will be the last sale price of a share of Parent Common Stock reported on the New York Stock Exchange consolidated tape prior to 4:00 p.m. New York City time on that day.

               (d) The Parent Common Stock into which a share of Company Common Stock is converted in the Merger as provided in Section 1.6(a), together with the right to receive cash instead of fractional shares, is referred to in this Agreement as the "Merger Consideration."

      1.7 STOCK OF SUB. At the Effective Time, each share of stock of Sub ("Sub stock") which is outstanding immediately before the Effective Time will be converted into and become one share of the same class of stock of the Surviving Corporation. At the Effective Time, a certificate which represented Sub stock will automatically become and be a certificate representing the number of shares of the class of Surviving Corporation stock into which the Sub stock represented by the certificate was converted.

      1.8 DISTRIBUTIONS WITH REGARD TO COMPANY STOCK. (a) Prior to the Effective Time, Parent or Sub will designate a bank or trust company to act as distributing agent in connection with the Merger (the "Distributing Agent"). At, or immediately before, the Effective Time, Parent will provide the Distributing Agent with the shares of Parent Common Stock and any funds which will have to be distributed to holders of Company Common Stock under Section 1.6(c) as a result of the Merger.

               (b) After the Effective Time and until they are distributed to former Company shareholders pursuant to this Agreement, the shares of Parent Common Stock held by the Distributing Agent will be deemed to be outstanding, but the Distributing Agent will not vote those shares or exercise any rights of a shareholder of Parent with regard to those shares of Parent Common Stock. If any dividends are paid with regard to shares of Parent Common Stock while they are held by the Distributing Agent, the Distributing Agent will hold the dividends, uninvested, until such shares of Parent Common Stock are distributed to former holders of Company Common Stock pursuant to this Agreement, at which time the dividends which have been paid with regard to the shares of Parent Common Stock which are being distributed will be paid, without interest, to the persons to whom the shares of Parent Common Stock are being distributed.

               (c) While the Distributing Agent is holding cash provided by Parent under Section 1.8(a), the Distributing Agent will invest the funds, as directed by Parent, in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America, in commercial paper obligations rated P-1 or A-1 or better by Moody's Investors Services Inc. or Standard & Poors' Rating Services, a division of The McGraw-Hill Companies ("S&P"), or in deposit accounts, certificates of deposit or banker's acceptances of, commercial banks with capital, surplus and undivided profits aggregating more than $200 million (based on the most recent financial statements of the banks which are then publicly available at the Securities and Exchange Commission (the "SEC") or otherwise).

               (d) Promptly after the Effective Time, the Surviving Corporation will cause the Distributing Agent to mail to each person who was a record holder of Company Common Stock at the Effective Time a form of letter of transmittal for use in effecting the surrender of stock certificates representing Company Common Stock ("Certificates") in order to receive the Merger Consideration. When the Distributing Agent receives a Certificate, together with a properly completed and executed letter of transmittal and any other required documents, the Distributing Agent will distribute to the holder of the Certificate, or as otherwise directed in the letter of transmittal, the Merger Consideration with regard to the shares represented by the

Certificate, and the Certificate will be cancelled. No interest will be paid or accrued on any cash payable upon the surrender of a Certificate. If the Merger Consideration is to be issued to a person other than the person in whose name a surrendered Certificate is registered, the surrendered Certificate must be properly endorsed or otherwise be in proper form for transfer, and the person who surrenders the Certificate must provide funds for payment of any transfer or other Taxes (as defined herein) required by reason of the distribution to a person other than the registered holder of the surrendered Certificate or establish to the satisfaction of Parent that the Tax has been paid. After the Effective Time, a Certificate which has not been surrendered will represent only the right to receive the Merger Consideration (including any dividends theretofore paid after the Effective Time with regard to shares of Parent Common Stock included in the Merger Consideration), without any interest.


               (e) If a Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable pursuant to this Agreement in respect of the shares represented by the Certificate.

               (f) At any time which is more than six months after the Effective Time, Parent may require the Distributing Agent to deliver to it any Parent Common Stock and any funds which had been made available to the Distributing Agent and have not been disbursed to former holders of Company Common Stock (including, without limitation, interest and other income received by the Distributing Agent in respect of the funds made available to it), and after the Parent Common Stock and funds have been delivered to Parent, former shareholders of the

Company must look to Parent for the Merger Consideration. None of Parent, the Surviving Corporation or the Distributing Agent will be liable to any former shareholder of the Company for any Merger Consideration which is delivered to a public official pursuant to any abandoned property, escheat or similar law.


               (g) After the Effective Time, the Surviving Corporation will not record any transfers of shares of Company Common Stock on the stock transfer books of the Company or the Surviving Corporation, and the stock ledger of the Company will be closed. If, after the Effective Time, Certificates are presented for transfer, they will be cancelled and treated as having been surrendered for the Merger Consideration.

      1.9 OPTIONS AND WARRANTS. At the Effective Time, all Company Stock Options (as defined herein) which are then outstanding and unexercised shall cease to represent a right to acquire shares of Company Common Stock and shall be converted into options to purchase shares of Parent Common Stock on the same terms and conditions under the applicable Company Stock Plan (as defined herein) and the stock option agreement by which such Company Stock Option is evidenced. From and after the Effective Time, (a) the number of shares of Parent Common Stock purchasable upon exercise of such Company Stock Option shall equal the product (rounded to the nearest share) of (1) the number of shares of Company Common Stock that were subject to such Company Stock Option immediately prior to the Effective Time and (2) the Exchange Ratio, and (b) the per share exercise price under each such Company Stock Option shall be equal to the result (rounded to the nearest cent) of dividing the per share exercise price of each such Company Stock Option by the Exchange Ratio. Notwithstanding the foregoing, each Company Stock Option that is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. As used herein, "Company Stock Options" shall mean each option to purchase shares of Company Common Stock under the stock-based compensation and incentive plans of the Company set forth in Exhibit 1.9 (the "Company Stock Plans").

      1.10 ADJUSTMENT OF EXCHANGE RATIO. If, after the date of this Agreement, but prior to the Effective Time, the shares of Parent Common Stock issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change (regardless of the method of effectuation of any of the foregoing, including by way of a merger or otherwise) in the capitalization of Parent, increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio.


                                   ARTICLE II

                            EFFECTIVE TIME OF MERGER

      2.1 DATE OF THE MERGER. The day on which the Merger is to take place (the "Merger Date") will be the third business day after the first day on which all the conditions in Article V (other than conditions which are to be fulfilled on the Merger Date) have been fulfilled or waived. The Merger Date may be changed with the consent of the Company and Parent.

      2.2 EXECUTION OF CERTIFICATE OF MERGER. Not later than 3:00 P.M. New York City time on the day before the Merger Date, (a) Sub and the Company will each execute a certificate of the merger (the "Certificate of Merger") which complies with the requirements of Section 904 of the NYBCL, and deliver it to Wachtell, Lipton, Rosen & Katz for filing with the Department of State of the State of New York on behalf of the parties. Wachtell, Lipton, Rosen & Katz will be instructed that, if it is notified on the Merger Date that all the conditions in Article V have been fulfilled or waived, it is to cause the Certificate of Merger to be filed on behalf of the parties with the Department of State of the State of New York on the Merger Date or as soon after that date as is practicable.

      2.3 EFFECTIVE TIME OF THE MERGER. The Merger will become effective at 11:59 P.M. Albany, New York time on the day when the Certificate of Merger is filed with the Department of State of the State of New York (that being the "Effective Time").


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent and Sub as follows:

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all corporate powers and all Permits (as defined herein) of Governmental Entities (as defined herein) required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, other than jurisdictions in which the failure to qualify, individually or in aggregate, would not be reasonably expected to have a Material Adverse Effect (as defined herein) on the Company. The Company has heretofore delivered to Parent true and complete copies of the Certificate of Incorporation and By-laws of the Company as currently in effect.

               (b) The Company has all corporate power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All corporate actions necessary to authorize the Company to enter into this Agreement and carry out the transactions contemplated by it, other than approval of the Merger and adoption of this Agreement by the shareholders of the Company, have been taken. This Agreement has been duly executed by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Company's Board of Directors has determined that the Merger is fair to the Company's shareholders and has voted to recommend to the Company's shareholders that they vote in favor of adopting this Agreement and approving the Merger.

               (c) Except as disclosed by the Company on Exhibit 3.1-C, neither the execution, delivery and performance of this Agreement or of any document to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this Agreement or by any document to be delivered in accordance with this Agreement by the Company will (i) contravene, violate, or result in a breach of, or (ii) require any consent or other action by any person, give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of its subsidiaries (as defined in Section 3.1(e)) or to a loss of any benefit to which the Company or any of its subsidiaries is entitled or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, the Certificate of Incorporation or By-Laws of the Company, any material agreement or material instrument to which the Company or any subsidiary of the Company is a party or by which any of them is bound or any Permit or other similar authorization affecting, or relating in any way to, the assets or business of the Company or any of its subsidiaries, any law, or any order, rule or regulation of any court, arbitrator or other judicial body, governmental agency or instrumentality or other regulatory organization (each, a "Governmental Entity") having jurisdiction over the Company or any of its subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its subsidiaries. As used herein, "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

               (d) Except as disclosed by the Company on Exhibit 3.1-D, no Permits of Governmental Entities, or other governmental action, other than the expiration or termination of waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if any, are required to permit the Company to fulfill all its obligations under this Agreement or to consummate the transactions contemplated hereby.

               (e) Each of the corporations and other entities of which the Company owns, directly or indirectly, 50% or more of the capital stock, partnership or membership interests or other equity, or possesses the power, directly or indirectly, to elect a majority of the members of the board of directors or other governing body of such corporation or other entity (each such corporation or other entity with respect to a party hereto being a "subsidiary" of that party hereto (PROVIDED, that for all purposes of this Agreement unless expressly provided otherwise herein, each of Credit-Based Asset Servicing and Securitization LLC ("C-BASS") and Sherman Financial Group LLC ("Sherman") shall be deemed to be subsidiaries of the Company)) has been duly authorized, and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and is qualified to do business as a foreign corporation in each jurisdiction in which it is required to be qualified, except jurisdictions in which the failure to qualify, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on the Company. As used herein, "Material Adverse Effect" with respect to a party hereto means a material adverse effect (i) on the business, properties, assets, liabilities (including contingent liabilities), condition (financial or otherwise), results of operations or prospects of such party and its subsidiaries, taken as a whole, or (ii) on the ability of such party timely to perform its obligations under, or to consummate the transactions contemplated by, this Agreement; PROVIDED, HOWEVER, that changes or events set forth on Exhibit 3.1-E shall not constitute a Material Adverse Effect on the Company.

               (f) The only authorized stock of the Company is 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock. As of the close of business on November 10, 2000, the only outstanding stock of the Company was 38,223,467 shares of Company Common Stock. All the outstanding shares of Company Common Stock have been duly authorized and issued and are fully paid and non-assessable. Except as shown on Exhibit 3.1-F, the Company has not issued any options, warrants or convertible or exchangeable securities, and is not a party to any other agreements, which require, or upon the passage of time, the payment of money or the occurrence of any other event may require, the Company to issue or sell any of its stock. Except as set forth in this Section 3.1(f) and except for changes since the close of business on November 10, 2000, resulting from the exercise of Company Stock Options outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company or any of its subsidiaries or other obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. Except as disclosed on
Exhibit 3.1-F, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire or register for sale or offering any securities referred to in clause (i), (ii) or (iii) above.

               (g) Except as shown on Exhibit 3.1-G, (i) all the shares of stock or other equity interests owned by the Company or a subsidiary of the Company of each of the Company's subsidiaries are (to the extent such concept is applicable) duly authorized, validly issued, fully paid, and non-assessable, are owned by the Company or a subsidiary of the Company free and clear of any Liens and are not subject to any preemptive rights, and (ii) neither the Company nor any of its subsidiaries has issued any options, warrants or convertible or exchangeable securities, or is a party to any other agreements, which require, or upon the passage of time, the payment of money or the occurrence of any other event may require, the Company or any subsidiary to issue or sell any stock or other equity interests in any of the Company's subsidiaries, and there are no registration covenants or transfer or voting restrictions with respect to outstanding securities of any of the Company's subsidiaries. Exhibit 3.1-G sets forth a complete and correct list of all subsidiaries of the Company. Except as disclosed by the Company in Exhibit 3.1-G, neither the Company nor any of its subsidiaries holds any interest in a partnership or joint venture of any kind.

               (h) Since January 1, 1997, the Company has filed with the SEC all forms, statements, reports and documents it has been required to file under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 as amended (the "Exchange Act") or the rules and regulations promulgated thereunder (collectively, the "Company Reports"). The Company Reports, including the documents incorporated by reference in each of them, each contained all the information required to be included in it and, when it was filed and as of the date of such Company Report, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

               (i) (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1999 (as amended by the Form 10-K/A filed on September 20, 2000, the "Company 10-K") and its Report on Form 10-Q for the period ended March 31, 2000 (as amended by the Form 10-Q/A filed on September 20, 2000, the "Company March 10-Q") and its Report on Form 10-Q for the period ended June 30, 2000 (as amended by the Form 10-Q/A filed on September 20, 2000, the "Company June 10-Q") which the Company filed with the SEC, including the documents incorporated by reference in each of them, each contained all the information required to be included in it and, when it was filed, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Exchange Act. Without limiting Section 3.1(h), the financial statements included in the Company 10-K and the Company June 10-Q all were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except to the extent that unaudited interim financial information included in the Company Reports does not contain notes and is subject to normal year end adjustments) and present fairly the consolidated financial condition and the consolidated results of operations and cash flows of the Company and its subsidiaries at the dates, and for the periods, to which they relate. Except as disclosed by the Company on Exhibit 3.1-I(1), at the date of this Agreement, the Company has not filed any reports with the SEC with regard to any period which ended, or any event which occurred after June 30, 2000. The estimates of the Company's revenues and net income for the quarter ended

September 30, 2000, which were disclosed by the Company to Parent as of the date hereof, are substantially similar to the Company's actual revenues and net income for the quarter ended September 30, 2000.

                   (2) The audited balance sheets of the Company's insurance subsidiaries as of December 31, 1999, and the related statements of operations and statements of cash flows for the year then ended, and their respective annual statements for the fiscal year ended December 31, 1999 (the "Insurance Subsidiary Annual Statements") filed with the insurance regulatory authorities in their respective jurisdictions of domicile (collectively, the "Regulators"), copies of which have been delivered to Parent, fairly present in all material respects their respective statutory financial conditions as of such date and the results of their respective operations and cash flows for the year then ended in conformity with SAP. As used herein, "SAP" means the accounting procedures and practices prescribed or permitted from time to time by the National Association of Insurance Commissioners and adopted, permitted or promulgated by the respective states of incorporation of the Company's insurance subsidiaries and applied in a consistent manner throughout the periods involved. The other information contained in the Insurance Subsidiary Annual Statements fairly presents in all material respects the information required to be contained therein in conformity with applicable requirements. The balance sheets of the Company and its subsidiaries at dates after December 31, 1999, and the related statements of operations and statements of cash flows, which have been filed with Regulators, copies of which have been delivered to Parent, fairly present in all material respects the applicable insurance subsidiaries' respective statutory financial conditions as of such dates and the results of their respective operations and cash flows for the periods then ended in conformity with SAP consistently applied.

               (j) Except as disclosed by the Company in the Company June 10-Q or in Exhibit 3.1-J, since December 31, 1999, (i) the Company and its subsidiaries (other than insignificant subsidiaries not involved in the insurance business) have conducted their respective businesses only in the ordinary course and a manner consistent with past practice and (ii) nothing has occurred and there has been no development or state of circumstances which, individually or in aggregate, has had or would be reasonably expected to have a Material Adverse Effect on the Company.

               (k) The assets and properties owned, leased or licensed by the Company and its subsidiaries constitute, in the aggregate, all the assets (including Intellectual Property (as defined herein)) necessary to the conduct of their businesses and operations as they currently are being conducted. All such assets and properties (other than as Parent and the Company may mutually agree) will be owned, leased or licensed by the Company and its subsidiaries at the Effective Time and will as of the Effective Time permit the Surviving Corporation and its subsidiaries to conduct such businesses and operations in substantially the same manner as such businesses and operations have been conducted by the Company and its subsidiaries prior to the Effective Time.

               (l) The Company and its subsidiaries have at all times complied, and currently are complying, with all, and none of them is under investigation with respect to or has been threatened to be charged with or given notice of any violation of any, applicable Federal, state, local and foreign laws, regulations, rules, judgments, injunctions or decrees, except failures to comply which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

               (m) (1) The Company and its subsidiaries have all licenses, consents, authorizations, franchises, waivers, approvals, certificates, filings and permits ("Permits") which are required to enable them to own and conduct their businesses as they currently are being conducted, and all such Permits are in full force and effect, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company, no material violations exist in respect of any Permit of the Company and its subsidiaries, and no proceeding or investigation is pending, or to the best of the Company's knowledge threatened, that would be reasonably likely to result in the suspension, revocation, limitation or restriction of any Permit and, to the best of the Company's knowledge, there is no reasonable basis for the assertion of any such material violation or the institution of any such proceeding.

                   (2) All insurance policies issued by any subsidiary of the Company which are now in force are, to the extent required under applicable law, in a form acceptable to applicable regulatory authorities, or have been filed with and not objected to by such authorities within the period provided for such objection.

                   (3) The Company and each subsidiary of the Company has filed all material reports, statements, documents, registrations, filings or submissions required to be filed by the Company or any subsidiary of the Company, respectively, with any applicable Federal, state or local regulatory authorities, including to state insurance regulatory authorities. All such material reports, statements, documents, registrations, filings and submissions complied in all material respects with applicable law in effect when filed and no material deficiencies have been asserted by any such regulatory authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied. All premium rates, rating plans and policy forms established or used by the Company or any subsidiary of the Company that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform in all material respects to the premiums so filed or approved and comply in all material respects with the insurance laws applicable thereto, except where the failure to make such filing or obtain such approval would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

               (n) With the possible exception of Tax Returns (as defined herein) of subsidiaries, which Tax Returns would not be material, the Company and each of its subsidiaries has filed when due (taking account of extensions) all Tax Returns which it has been required to file and has paid all Taxes shown on such Tax Returns to be due. Such Tax Returns are complete and accurate in all material respects. Such Tax Returns accurately reflect all Taxes required to have been paid, except to the extent of items which may be disputed by applicable taxing authorities but for which there is substantial authority to support the position taken by the Company or its subsidiary and which have been adequately reserved against in accordance with GAAP on the consolidated balance sheet at June 30, 2000 included in the Company June 10-Q. Except as shown on
Exhibit 3.1-N, (i) no extension of time given by the Company or any of its subsidiaries for completion of the audit of any of its Tax Returns or for the assessment or collection of any Tax has been requested or is in effect, (ii) there are no tax liens against the Company or any of its subsidiaries or any of their assets, except with respect to current Taxes not yet due, (iii) no Federal, state, or local audits or other administrative proceedings or court proceedings with regard to Taxes are presently pending or threatened in writing with regard to the Company or any of its subsidiaries, (iv) neither the Company nor any subsidiary of the

Company is a party to or is bound by any agreement or arrangement providing for the allocation or sharing of Taxes, (v) neither the Company nor any subsidiary of the Company has participated in or cooperated with any international boycott as that term is used in Section 999 of the Code, (vi) neither the Company nor any subsidiary of the Company has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by the Company or any subsidiary of the Company,
(vii) no issues have been raised with the Company or any of its subsidiaries by any taxing authority in connection with any audit or examination of its Tax Returns, (viii) neither the Company nor any of its subsidiaries has any liability for the Taxes of any person (other than the Company and subsidiaries of the Company that are members of the affiliated group of corporations (within the meaning of Section 1504 of the Code) of which the Company is the common parent) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as successor or transferee, by contract or otherwise, (ix) within the past five years, neither the Company nor any of its subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code and (x) the Company is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. For the purposes of this Agreement, "Taxes" means all taxes (including withholding taxes), assessments, levies and other like governmental charges, and any related interest or penalties. As used herein, "Tax Return" means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

               (o) (i) The Company and its subsidiaries have all material environmental Permits which are necessary to enable them to conduct their businesses as they currently are being conducted without violating any Environmental Law (as defined herein), which Permits are in full force and effect, (ii) except as shown on Exhibit 3.1-O, neither the Company nor any subsidiary has received any notice of material noncompliance or material liability under any Environmental Law, (iii) the Company and its subsidiaries are, and have been, in compliance in all material respects with all Environmental Laws and (iv) neither the Company nor any subsidiary is subject to any order of a Governmental Entity requiring the Company or any subsidiary to take, or refrain from taking, any actions in order to comply with any Environmental Law and no action or proceeding seeking such an order or other action, claim, suit, proceeding, investigation or review related to any Environmental Law is pending or, insofar as any officer of the Company is aware, threatened against the Company. As used herein, "Environmental Law" means any Federal, state, local or foreign law, rule, regulation, guideline or other legally enforceable requirement of a Governmental Entity relating to protection of the environment, to environmental conditions which affect human health or safety or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

               (p) None of the software, databases, computer firmware, computer hardware (whether general or special purpose), or other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Company or by any of its subsidiaries in the conduct of their respective businesses malfunctioned, ceased to function, generated incorrect data, or provided incorrect results when processing, providing and/or receiving date-related data with respect to dates after December 31, 1999 due to the change from the twentieth to the twenty-first century, and the Company has no reason to expect any such effects in the future.

               (q) Except as shown on Exhibit 3.1-Q, there are no contracts, agreements or other arrangements which could result in the payment by the Company or by any subsidiary of an "Excess Parachute Payment" as that term is used in Section 280G of the Code as a result of the transactions which are the subject of this Agreement (either alone or in conjunction with any other event).

               (r) Except as shown on Exhibit 3.1-R, there are no material liabilities of the Company or any subsidiary of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities provided for in the consolidated balance sheet of the Company as of June 30, 2000 as set forth in the Company June 10-Q, contingent liabilities under insurance policies in excess of the reserves required by GAAP, and liabilities incurred since the date of such balance sheet in the ordinary course of business, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; and liabilities or obligations under this Agreement.

               (s) (1) Except as disclosed by the Company on Exhibit 3.1-S(1), neither the Company nor any of its subsidiaries is a party to or bound by (i) any agreement any of the benefits or costs of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement; (ii) any agreement which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act) that has not been filed or incorporated by reference in the Company Reports; (iii) any agreement which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement; (iv) any agreement relating to indebtedness for borrowed money or any guarantee or similar agreement relating thereto, other than any such agreement with, or relating to, an aggregate outstanding principal amount or guaranteed obligation not exceeding $500,000 (other than agreements entered into by the Company or its subsidiaries after the date hereof in accordance with this Agreement in the ordinary course of their businesses (including insurance, reinsurance and surety obligations incurred by the Company's insurance subsidiaries)); (v) any material license, franchise or similar agreement necessary for the operation of the business of the Company and its subsidiaries, taken as a whole, as it is operated as of the date hereof;
(vi) any agreement that restricts or prohibits the Company or any subsidiary or affiliate of the Company from competing with any person in any line of business or from competing in, engaging in or entering into any line of business in any geographical area; (vii) any ceded reinsurance agreement applicable to insurance in force written by any subsidiary of the Company; (viii) any agreement containing "change in control" or similar provisions relating to a change in control of the Company or any of its subsidiaries; (ix) any "stop loss" agreement, other than those entered into in the ordinary course of business consistent with past practice; (x) any agreement (other than insurance policies or other similar agreements issued by any subsidiary of the Company in the ordinary course of business) pursuant to which the Company or any subsidiary of the Company is obligated to indemnify any other person; (xi) any agreement (other than any option agreement under a Company Stock Plan) with any affiliate of the Company (other than a subsidiary of the Company) or any director, officer or employee of the Company or any of its subsidiaries or affiliates; (xii) any agreement relating to any joint venture or similar arrangement;

(xiii) any other agreement that is, in the Company's judgment, material to the business or operations of the Company and its subsidiaries, taken as a whole, or
(xiv) any guaranty of any of the foregoing. As used in this Section 3.1(s), "agreement" means any agreement, contract, arrangement, commitment or understanding (whether written or oral).

                   (2) The Company has heretofore furnished or made available to Parent complete and correct copies (or, if oral, accurate written summaries) of the items listed in Exhibit 3.1-S(1), each as amended or modified to the date hereof, including any waivers with respect thereto (the "Company Significant Agreements"). Except as specifically disclosed therein: (i) each of the Company Significant Agreements is valid and binding on the Company or its subsidiaries, as applicable, and in full force and effect; (ii) the Company and each of its subsidiaries, as applicable, have in all material respects performed all material obligations required to be performed by them to date under each Company Significant Agreement; (iii) neither the Company nor any of its subsidiaries knows of, or has received notice of, any violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement, except in the case of clauses (ii) and (iii) above, such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Set forth on Exhibit 3.1-S(2) is a description of any material changes as of the date hereof to the amount and terms of the indebtedness of the Company and its subsidiaries from that described in the financial statement footnotes in the Company 10-K (or, as to C-BASS and Sherman, from that shown on Exhibit 3.1-S(2)).

                   (3) All reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which the Company or any insurance subsidiary of the Company is a party or under which the Company or any such insurance subsidiary has any existing rights, obligations or liabilities are in full force and effect, except for such treaties or agreements as to which the failure to be in full force and effect, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on the Company. Except as disclosed by the Company on
Exhibit 3.1-S(3)(A), neither the Company nor any insurance subsidiary of the Company, nor, to the best of the Company's knowledge, any other party to a reinsurance or coinsurance treaty or agreement to which the Company or any insurance subsidiary of the Company is a party, is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may (whether with notice, lapse of time or both) terminate such agreement solely by reason of the transactions contemplated by this Agreement. The Company has not received any notice to the effect that the financial condition of any other party to any such agreement is impaired with the result that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement. Except as disclosed by the Company on Exhibit 3.1-S(3)(A), as of the date hereof, no insurer or reinsurer or group of affiliated insurers or reinsurers accounted for the ceding to the Company and the insurance subsidiaries of the Company, or the ceding by the Company and the insurance subsidiaries of the Company, of insurance or reinsurance business in an aggregate amount equal to five percent or more of the consolidated gross premiums written by the Company and the insurance subsidiaries of the Company for the year ended December 31, 1999. Except for each of MBIA Inc. and its affiliates ("MBIA"), FGIC (as defined herein) and Connie Lee Insurance Company, in each case as disclosed in Exhibit 3.1-S(3)(B), no ceding company has any rights under any circumstances whatsoever (other than as a result of future downgrades in financial ratings) to terminate on a cut-off basis any reinsurance contract it has entered into with an insurance subsidiary of the Company or will obtain any such rights as a result of the transactions contemplated by this Agreement, PROVIDED that nothing in this sentence shall affect Parent's rights under Section 6.1(i).


               (t) Except as shown on Exhibit 3.1-T or for any action, suit, investigation or proceeding that involves a claim under any insurance, reinsurance or indemnity policy, fidelity bond, surety bond or similar contract or undertaking issued or entered into by the Company or any subsidiary of the Company, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any subsidiary of the Company or any of their respective properties before any Governmental Entity which is reasonably likely to result in damages individually in excess of $500,000 or damages in the aggregate in excess of $1,000,000. There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any subsidiary of the Company or any of their respective properties before any Governmental Entity which would reasonably be expected to prevent, enjoin, alter or materially delay the transactions contemplated hereby. Neither the Company nor any subsidiary of the Company nor any of their respective properties is subject to any material order or judgment which would prevent or delay the consummation of the transactions contemplated hereby.

               (u) (1) Each reserve and other liability amount in respect of the insurance business, including, without limitation, reserve and other liability amounts in respect of insurance policies, established or reflected in the Insurance Subsidiary Annual Statements was reviewed and certified by an independent actuary in accordance with applicable state insurance laws and regulations. Each reserve and other liability amount in respect of the insurance business, including, without limitation, reserve and other liability amounts in respect of insurance policies, established or reflected in any financial statements filed with Regulators with regard to dates or periods after December 31, 1999 was reviewed by an independent actuary to the extent required by applicable state insurance laws and regulations. Each insurance subsidiary of the Company owns assets that qualify as admitted assets under the insurance laws, rules and regulations of the jurisdiction of domicile of such subsidiary in an amount equal to the sum of all the reserves and liability amounts and the minimum statutory capital and surplus as required by the insurance laws, rules and regulations of the jurisdiction of domicile of such subsidiary. The reserves set forth in the Insurance Subsidiary Annual Statements for the years indicated for payment of insurance policy benefits, losses, claims and expenses were considered by management of the Company to be adequate as of the date of such statements to cover the total amount of all reasonably anticipated insurance liabilities of the insurance company subsidiaries of the Company.

                   (2) Except as shown in Exhibit 3.1-U(2), each of the insurance subsidiaries of the Company is entitled to take full credit in its statutory financial statements pursuant to applicable insurance laws for ceded reinsurance under all ceded reinsurance agreements in effect on the date hereof to which any insurance subsidiary is a ceding party and under which there is liability of either party to the agreement (collectively the "Company Existing Reinsurance Agreements"), and except as disclosed by the Company in Exhibit 3.1-U(2), there is no claim under any Company Existing Reinsurance Agreement that is disputed by any other party to such Company Existing Reinsurance Agreement.

               (v) Other than with respect to Credit2B.com Inc., a Delaware corporation ("Credit2B") as shown on Exhibit 3.1-V or in the ordinary course of its portfolio investment activities or loss mitigation activities, neither the Company nor any of its subsidiaries has any contractual commitment to make any loan, advance or capital contribution to, or investment in, any other person in excess of $500,000 with respect to any individual person or $1,000,000 in the aggregate.

               (w) (1) Exhibit 3.1-W(1) includes a complete list of each employee benefit plan, program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute, whether formal or informal, written or not written, including, without limitation, any employee welfare benefit plan within the meaning of
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change in control or fringe benefit plan, program or agreement under which the Company or any of its subsidiaries provides or may be required to provide benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or any beneficiary or dependent thereof (each, an "Employee Benefit Plan"). Except as disclosed by the Company on Exhibit 3.1-W(2), neither the Company nor any subsidiary is a party to any agreement or arrangement providing for annual future compensation of $500,000 or more with any officer, consultant, director or employee.

                   (2) With respect to each Employee Benefit Plan, the Company has delivered or made available to Parent a true, correct and complete copy of:
(i) each writing
constituting a part of such Employee Benefit Plan, including, without limitation, all plan documents, employee communications, benefit schedules, trust agreements, and insurance contracts, other funding vehicles and any amendments thereto (including, without limitation, the Vice President Agreement Amendments); (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any, or the pending determination letter request submitted to the IRS for the Qualified Plans listed on Exhibit 3.1-W(3). The Company has also delivered or made available to Parent a true, correct and complete copy of each handbook, manual or similar document, as currently in effect, which is distributed by the Company or any subsidiary to its employees which lists or describes the Employee Benefit Plans in which they are, or are entitled to be, participants, which documents are consistent with the materials provided or made available to Parent pursuant to the preceding sentence. Except as specifically provided in the foregoing documents delivered or made available to Parent, there are no amendments to any Employee Benefit Plan that have been adopted or approved, nor has the Company or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Employee Benefit Plan.

                   (3) Exhibit 3.1-W(3) identifies each Employee Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (each, a "Qualified Plan"). The IRS has issued, or (in the case of Qualified Plans listed on Exhibit 3.1-W(3)) there is a pending request for, a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and there are no circumstances and no events have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. No Employee Benefit Plan is intended to meet the requirements of Code Section 501(c)(9).

                   (4) All contributions required to be made to any Employee Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Employee Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or to the extent any Employee Benefit Plan is unfunded, have been fully reflected on the financial statements included in the Company June 10-Q and/or the financial statements of C-BASS and/or Sherman previously provided to Parent or have been otherwise disclosed to Parent. Each Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) unfunded.

                   (5) With respect to each Employee Benefit Plan, the Company and its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all other laws and regulations applicable to such Employee Benefit Plan and each Employee Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security or the imposition of any Lien on the assets of the Company or any of its subsidiaries with respect to an Employee Benefit Plan under ERISA or the Code.

                   (6) With respect to each Employee Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code:
(i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of such Plan equals or exceeds the actuarial present value of all accrued benefits under such Plan (whether or not vested);
(iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event; (iv) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full; (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries; and
(vi) the PBGC has not instituted proceedings to terminate such Employee Benefit Plan and, to the best of the Company's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan.

                   (7) (i) Except as set forth in Exhibit 3.1-W(7), no Employee Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"); (ii) none of the Company and its subsidiaries nor any of their respective ERISA Affiliates (as defined herein) has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; and
(iii) none of the Company and its subsidiaries nor any ERISA Affiliates has incurred any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full.

                   (8) There does not now exist, nor do any circumstances exist that could result in, any liability (i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, or (v) under corresponding or similar provisions of foreign laws or regulations that would be a liability of the Company or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

                   (9) Exhibit 3.1-W(9) sets forth (i) an accurate and complete description of each provision of any Employee Benefit Plan under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or any of its subsidiaries, or could limit the right of the Company or any of its subsidiaries to amend, merge, terminate or receive a reversion of assets from any Employee Benefit Plan or related trust, (ii) the name of each "disqualified individual" within the meaning of Section 280G of the Code, (iii) the name of each person who has a contractual right to receive an excise tax gross-up and (iv) the maximum amount of the "excess parachute payments" within the meaning of Section 280G of the Code that could become payable by the Company and its subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event).

                   (10) None of the Company and its subsidiaries nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Employee Benefit Plans or their related trusts, the Company, any of its subsidiaries or any person that the Company or any of its subsidiaries has an obligation to indemnify, to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

                   (11) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and to the best of the Company's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against any of the Employee Benefit Plans, or against any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Employee Benefit Plans, which could reasonably be expected to result in any material liability of the Company or any of its subsidiaries to the PBGC, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Employee Benefit Plan or a participant therein.

                   (12) The Company, its subsidiaries and each member of their respective business enterprises have complied with the Worker Adjustment and Retraining Notification Act and all similar state, local and foreign laws (collectively, "WARN") and the financial statements of the Company and each of its subsidiaries included in the Company Reports reflect adequate accruals for all current and expected liabilities (including pay in lieu of notice) under WARN.

                   (13) All Employee Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in all material respects in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions.

                   (14) As used herein, "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or
Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

               (x) The Company and its subsidiaries own or otherwise have rights to use and, as of and from the Effective Time, will own or otherwise have rights to use (in each case, free and clear of any material Liens or other material limitations or restrictions) all Intellectual Property used in their respective businesses as currently conducted and as contemplated to be conducted; the use of any Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any person; and, to the best of the Company's knowledge, no person is challenging, infringing on or otherwise violating any right of the Company or any subsidiary of the Company with respect to any Intellectual Property owned by and/or licensed to the Company and its subsidiaries. From and after the Effective Time, the Company and its subsidiaries will own or have valid and enforceable licenses or other rights to use (in each case, free and clear of any material Liens or other material limitations or restrictions) all Intellectual Property used in the conduct of their respective businesses and operations as currently conducted in the same manner as such Intellectual Property has been used to conduct such businesses and operations prior to the date hereof. As used herein, "Intellectual Property" means trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing, and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings, software, computer code and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

               (y) To the best of the Company's knowledge, there are no circumstances, and neither the Company nor its subsidiaries nor, to the best of the Company's knowledge, any of its other affiliates has taken or agreed to take any action, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

               (z) The Board of Directors of the Company has duly approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement the restrictions on "business combinations" set forth in Section 912 of the NYBCL. No other "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or Federal laws in the United States applicable to the Company or any of its subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

               (aa) Since December 31, 1999, except as shown on Exhibit 3.1-AA(1), there have been no transactions, agreements, arrangements or understandings between the Company or its subsidiaries, on the one hand, and the Company's affiliates (other than affiliates that are now and were at such time wholly owned subsidiaries of the Company) or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act and the Exchange Act. Except with respect to Credit2B as set forth in Exhibit 3.1-AA(2), the Company is not obligated, without its consent, to make any loan, advance or capital contributions to or investments in any person, including C-BASS, Sherman or Credit2B.

               (bb) Neither the Company nor any of its subsidiaries is an "investment company" as defined under the Investment Company Act of 1940, as amended, and neither the Company nor any of its subsidiaries sponsors any person that is such an investment company.

               (cc) The Board of Directors of the Company has received the opinion of Morgan Stanley & Co. Incorporated, financial advisor to the Company, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair from a financial point of view to the Company's shareholders.

               (dd) (1) Each contract that is material to Singer's business to which Singer (as defined herein) is a party (each, a "Singer Material Contract" and collectively, the "Singer Material Contracts"), including all contracts with respect to lottery, structured or viatical settlements or securitizations related thereto, is a valid, binding and enforceable obligation of Singer. There is no default under any Singer Material Contract by Singer or, to the Company's knowledge, except as listed on Exhibit 3.1-DD, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Singer, or, to the Company's knowledge, any other party, which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company. Except as listed on Exhibit 3.1-DD, as of the date hereof, no party to any Singer Material Contract has given notice to the Company or Singer or made a claim against the Company or Singer with respect to any breach or default thereunder, which breach or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company. Each Singer Material Contract, together with any amendments thereto, has been disclosed to Parent, except as set forth on Exhibit 3.1-DD. The enforceability of any Singer Material Contract shall not be impaired by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and, as of the date hereof, no Singer Material Contract requires that a transaction of the kind contemplated by this Agreement receive the approval of any party to such Singer Material Contract, except where such impairments or failures to receive approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                   (2) Each Singer Material Contract is properly reflected on Singer's servicing system as of the date hereof and the run-off model with respect to Singer (the "Singer Run-Off Model") heretofore provided by the Company to Parent properly reflects each Singer Material Contract, except to the extent that the failure of any or all of the Singer Material Contracts which require servicing of obligations to be properly reflected on Singer's servicing system as of the date hereof and the failure of such Singer Run-Off Model to properly reflect any or all of the Singer Material Contracts to which the Singer Run-Off Model is relevant would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               (ee) This Agreement and each certificate or other instrument or document furnished by or on behalf of the Company to Parent pursuant hereto does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of circumstances under which they were made, not misleading.

      3.2 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Each of Parent and Sub represents and warrants to the Company as follows:

               (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Parent has heretofore delivered to the Company true and complete copies of the certificate of incorporation and bylaws of Parent as currently in effect. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Sub is a wholly owned subsidiary of Parent.

               (b) Each of Parent and Sub has all corporate power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All corporate actions necessary to authorize each of Parent and Sub to enter into this Agreement and carry out the transactions contemplated by it, other than approval by the shareholders of Parent, have been taken. This Agreement has been duly executed by each of Parent and Sub and is a valid and binding agreement of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms. Parent's Board of Directors has determined that the Merger is fair to Parent's shareholders and has voted to recommend to

Parent's shareholders that they vote in favor of adopting this Agreement and approving the Merger.

               (c) Neither the execution and delivery of this Agreement or of any document to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this Agreement or by any document to be delivered in accordance with this Agreement will contravene, violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, the Certificate of Incorporation or By-Laws of either Parent or Sub, any material agreement or material instrument to which either Parent or Sub or any other subsidiary of Parent is a party or by which any of them is bound, any law, or any order, rule or regulation of any Governmental Entity having jurisdiction over Parent or any of its subsidiaries, including Sub.

               (d) Except for any need to file any forms with or receive any Permits of insurance regulatory authorities, no Permits of Governmental Entities, or other governmental action, other than the expiration or termination of waiting periods under the HSR Act, if any, and the Permits or actions contemplated by Section 3.1(d), are required to permit each of Parent and Sub to fulfill all its obligations under this Agreement.

               (e) Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Sub has not, and at the Effective Time will not have, engaged in any activities or incurred any obligations or liabilities, except the activities relating to the transactions contemplated by this Agreement and obligations and liabilities incurred in connection with those activities and with the transactions contemplated by this Agreement.

               (f) Parent and each of its subsidiaries is qualified to do business as a foreign corporation in each state in which it is required to be qualified, except states in which the failure to qualify, in the aggregate, would not have a Material Adverse Effect upon Parent.

               (g) The only authorized stock of Parent is 100 million shares of Parent Common Stock and 20 million shares of preferred stock, par value $.001 per share. As of the close of business on November 10, 2000, the only outstanding stock of Parent was 37,839,735 shares of Parent Common Stock and 800,000 shares of $4.125 preferred stock, par value $.001 per share (the "Parent Preferred Stock"). All the outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly authorized and issued and are fully paid and non-assessable. Except as contemplated by this Agreement and except for the Parent Shareholder Rights and not more than 6,500,000 options to acquire Parent Common Stock, as of the close of business on November 10, 2000, Parent has not issued any options, warrants or convertible or exchangeable securities, and is not a party to any other agreements, which require, or upon the passage of time, the payment of money or the occurrence of any other event may require, Parent to issue or sell any of its stock.

               (h) (i) Each of Parent's subsidiaries has been duly organized, and is validly existing and in good standing under the laws of its state of incorporation, (ii) all the shares of stock owned by Parent or a subsidiary of Parent of each of Parent's subsidiaries are (to the extent such concept is applicable) duly organized, validly issued, fully paid and non-assessable, are owned by Parent or a subsidiary of Parent free and clear of any Liens and are not subject to any preemptive rights, and (iii) as of the date hereof, neither Parent nor any of its subsidiaries has issued any options, warrants or convertible or exchangeable securities, or is a party to any other agreements, which require, or upon the passage of time, the payment of money or the occurrence of any other event may require, Parent or any subsidiary to issue or sell any stock or other equity interests in any of Parent's subsidiaries and there are no registration covenants or transfer or voting restrictions with respect to outstanding securities of any of Parent's subsidiaries.

               (i) Since January 1, 1997, Parent has filed with the SEC all forms, statements, reports and documents it has been required to file under the Securities Act, the Exchange Act or the rules under them (collectively, the "Parent Reports"). The Parent Reports, including the documents incorporated by reference in each of them, each contained all the information required to be included in it and, when it was filed and as of the date of such Parent Report, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

               (j) (1) Parent's Annual Report on Form 10-K for the year ended December 31, 1999 (the "Parent 10-K") and its Report on Form 10-Q for the period ended March 31, 2000 (the "Parent March 10-Q") and its Report on Form 10-Q for the period ended June 30, 2000 (the "Parent June 10-Q") which Parent filed with the SEC, including the documents incorporated by reference in each of them, each contained all the information required to be included in it and, when it was filed, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Without limiting what is said in Section 3.2(i), the financial statements included in the Parent 10-K and the Parent June 10-Q all were prepared in accordance with GAAP applied on a consistent basis (except to the extent that unaudited interim financial information included in the Parent Reports does not contain notes and is subject to normal year end adjustments) and present fairly the consolidated financial condition and the consolidated results of operations and cash flows of Parent and its subsidiaries at the dates, and for the periods, to which they relate. At the date of this Agreement, Parent has not filed any reports with the SEC with regard to any period which ended, or any event which occurred after, June 30, 2000.

                   (2) The audited balance sheets of Parent's insurance subsidiaries as of December 31, 1999, and the related statements of operations and statements of cash flows for the year then ended, and their respective annual statements for the fiscal year ended December 31, 1999 (the "Parent Insurance Subsidiary Annual Statements") filed with the Regulators, copies of which have been delivered to the Company, fairly present in all material respects their respective statutory financial conditions as of such date and the results of their respective operations and cash flows for the year then ended in conformity with SAP. The other information contained in the Parent Insurance Subsidiary Annual Statements fairly presents in all material respects the information required to be contained therein in conformity with applicable requirements. The balance sheets of Parent and its subsidiaries at dates after December 31, 1999, and the related statements of operations and statements of cash flows, which have been filed with Regulators, copies of which have been delivered to the Company, fairly present in all material respects the applicable insurance subsidiaries' respective statutory financial conditions as of such dates and the results of their respective operations and cash flows for the periods then ended in conformity with SAP consistently applied.

               (k) Except as disclosed by Parent in the Parent June 10-Q, since December 31, 1999, (i) Parent and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice, and (ii) nothing has occurred and there has been no development or state of circumstances which, individually or in aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent.

               (l) Parent and its subsidiaries have at all times complied, and currently are complying, with all, and none of them is under investigation with respect to or has been threatened to be charged with or given notice of any violation of any, applicable Federal, state, local and foreign laws, regulations, rules, judgments, injunctions or decrees, except failures to comply which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent.

               (m) (1) Parent and its subsidiaries have all Permits which are required to enable them to conduct their businesses as they currently are being conducted, and all such Permits are in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent, no material violations exist in respect of any Permit of Parent and its subsidiaries, and no proceeding or investigation is pending, or to the best of Parent's knowledge threatened, that would be reasonably likely to result in the suspension, revocation, limitation or restriction of any Permit and, to the best of Parent's knowledge, there is no reasonable basis for the assertion of any such material violation or the institution of any such proceeding.

                   (2) Parent and each subsidiary of Parent has filed all material reports, statements, documents, registrations, filings or submissions required to be filed by Parent or any subsidiary of Parent, respectively, with any applicable Federal, state or local regulatory authorities, including to state insurance regulatory authorities. All such material reports, statements, documents, registrations, filings and submissions complied in all material respects with applicable law in effect when filed and no material deficiencies have been asserted by any such regulatory authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied. All premium rates, rating plans and policy forms established or used by Parent or any subsidiary of Parent that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, and the premiums charged conform in all material respects to the premiums so filed or approved and comply in all material respects with the insurance laws applicable thereto, except where the failure to make such filing or obtain such approval would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

               (n) Parent and each of its subsidiaries has filed when due (taking account of extensions) all Tax Returns which it has been required to file and has paid all Taxes shown on those returns to be due. Such Tax Returns accurately reflect all Taxes required to have been paid, except to the extent of items which may be disputed by applicable taxing authorities but for which there is substantial authority to support the position taken by Parent or its subsidiary and which have been adequately reserved against in accordance with GAAP on the consolidated balance sheet at June 30, 2000 included in the Parent June 10-Q.

               (o) To the best of Parent's knowledge, there are no circumstances, and neither Parent nor its subsidiaries nor, to the best of Parent's knowledge, any of its other affiliates has taken or agreed to take any action, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

      3.3 TERMINATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in Sections 3.1, 3.2 and 7.1 will terminate at the Effective Time, and none of the

Company, Parent or Sub will have any rights or claims as a result of any of those representations or warranties after the Effective Time.


                                   ARTICLE IV

                           ACTIONS PRIOR TO THE MERGeR

      4.1 COMPANY'S ACTIVITIES UNTIL EFFECTIVE TIME. From the date of this Agreement to the Effective Time, or such earlier time as this Agreement is terminated in accordance with Article VI, the Company will, and, to the extent it has the power to do so, will cause each of its subsidiaries to, except with the written consent of Parent:

               (a) Operate its business in the ordinary course and in a manner consistent with past practice, except that the Company may sell its interest in Credit2B pursuant to the proviso in Section 4.1(j).

               (b) Use reasonable best efforts to preserve intact its business, maintain the goodwill of its business and the continued employment of its executives and other employees and maintain good relationships with the vendors, suppliers, contractors and others with which it does business.

               (c) At its expense, maintain all its assets in good repair and condition, except to the extent of reasonable wear and use and damage by fire or other unavoidable casualty.

               (d) Not incur any indebtedness for borrowed money or issue any debt securities other than borrowings of up to $1,000,000 in the aggregate in the ordinary course of business under working capital lines disclosed in the notes to the consolidated balance sheet at December 31, 1999 included in the Company 10-K; PROVIDED, HOWEVER, that Singer shall use all reasonable efforts to replace its warehouse financing with permanent financing; PROVIDED FURTHER, HOWEVER, that in no event shall the consolidated debt on the consolidated balance sheet of the

Company and its subsidiaries (excluding C-BASS and Sherman) at any time prior to the Effective Time exceed $250,000,000; PROVIDED FURTHER, HOWEVER, that the Company shall not between the date of this Agreement and the Effective Time make or become liable for any guarantees other than the $25,000,000 guarantee with respect to Sherman previously disclosed to Parent (it being understood that this subparagraph does not preclude subsidiaries from entering into suretyship or insurance contracts or giving guarantees in the ordinary course of their businesses consistent with past practice).

               (e) Not enter into any commitments involving loans, capital contributions or advances (other than loans, capital contributions or advances to or investments in wholly owned subsidiaries of the Company made in the ordinary course consistent with past practice or loans, capital contributions or advances which the Company or a subsidiary is at the date of this Agreement committed to make as disclosed on Exhibit 4.1-E), except in each case in the ordinary course of business in an amount not to exceed $50,000 in the aggregate, and not voluntarily incur any contingent liabilities, except in the ordinary course of the Company's insurance business.

               (f) Not (i) redeem, acquire or purchase any of its stock and not declare, set aside, make or pay any dividends, or other distributions with respect to its capital stock or repayments of debt to its shareholders, other than (x) quarterly dividends not exceeding $.06 per share, (y) payments by subsidiaries of the Company to the Company or to wholly owned subsidiaries of the Company or (z) a dividend of Excess Credit2B Proceeds, where "Excess Credit2B Proceeds" shall equal 60% of the pre-tax cash proceeds derived from a disposition of Credit2B prior to the Closing Date after deducting from such proceeds (A) all transaction costs associated with such disposition, (B) all amounts contributed to Credit2B or required to be contributed to Credit2B by the Company and (C) an appropriate reserve for any liabilities, actual or contingent, of Credit2B for which the Company may remain liable, or (ii) enter into any agreement with respect to the voting of its capital stock.

               (g) Not make (1) any loans, advances or capital contributions to or investments in any person (including C-BASS, Sherman or Credit2B) (other than loans, advances or capital contributions to or investments in wholly owned subsidiaries of the Company made in the ordinary course consistent with past practice or loans, advances or capital contributions which the Company or a subsidiary is at the date of this Agreement committed to make as disclosed on
Exhibit 4.1-G) or (2) any loans or advances (other than advances for travel and other normal business expenses) to shareholders, directors, officers or employees.

               (h) Maintain its books of account and records in the usual manner, in accordance with GAAP applied on a basis consistent with the basis on which they were applied in prior years, subject to normal year-end adjustments and accruals.

               (i) Comply in all material respects with all applicable laws and regulations of Governmental Entities.

               (j) Not acquire, purchase, sell or otherwise dispose of or encumber any property or assets, create or assume any Lien on any material assets or engage in any activities or transactions, except in each case in the ordinary course of business consistent with past practices; PROVIDED, HOWEVER, that (1) the Company may sell Credit2B (PROVIDED FURTHER, HOWEVER, that such sale shall not have any adverse effect, or otherwise impose any obligation or liability, contingent or otherwise, on the Company or any of its subsidiaries, without Parent's prior written consent), (2) without limiting the foregoing, the Company shall be precluded from selling its interest in C-BASS pursuant to the Partnership Purchase Agreement (as defined herein) in accordance with the terms of such Partnership Purchase Agreement, and (3) the Company will, and will cause each of its subsidiaries to, not sell, assign, transfer or otherwise dispose of, or purchase or otherwise acquire, any assets of Singer Asset Finance Co. ("Singer"), other than assets set forth on Exhibit 4.1-J, which Exhibit shall set forth the terms of any such sale, assignment, transfer, disposition, purchase or acquisition.

               (k) Not (i) increase the compensation payable or to become payable to its officers or employees, (ii) pay annual bonuses for 2000 in excess of the aggregate amount, and subject to the conditions, set forth in Exhibit 4.1-K, (iii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee, or establish, adopt, enter into, become an employer with regard to or amend any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement or to the extent required by applicable law or the terms of a collective bargaining agreement, (iv) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (v) enter into any employment, deferred compensation or other similar agreement (or amendment to any such existing agreement) or (vi) take any action to accelerate the vesting of any stock-based compensation (other than carrying out the transactions contemplated by this Agreement).

               (l) Not amend its certificate of incorporation or by-laws or equivalent documents.

               (m) Not (i) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of any of its capital stock (except upon exercise of options which are outstanding on the date of this Agreement as disclosed by the Company in Exhibit 3.1-F or in payment of directors fees in accordance with past practice under the terms of the Director Stock Ownership Plan for those directors who have elected prior to June 30, 2000 to receive their fees in stock) or any options, warrants, rights of any kind to acquire such capital stock or convertible or exchangeable securities (other than automatic annual stock option grants under the Company's Non-Employee Directors' Option Plan, if the Effective Time is after December 31, 2000, in an aggregate amount not to exceed 70,000 shares of Company Common Stock) or (ii) split, combine, or reclassify its capital stock or amend any material term of any outstanding security.

               (n) Not file any income Tax Return other than in the ordinary course of business and consistent with past practice, make any Tax election, settle or compromise any Tax liability or change any method of accounting for Tax purposes.

               (o) Not terminate, cancel or request any material change in, or agree to any material change in, any Company Significant Agreement, or waive any material rights (including any rights under confidentiality agreements) other than in the ordinary course of business, consistent with past practice.

               (p) Not make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of $50,000 for the Company and its subsidiaries taken as a whole (it being understood that purchases of assets in the ordinary course of business by C-BASS or other subsidiaries do not, for the purposes of this Agreement, constitute capital expenditures).

               (q) Not change any of its investment policies or any of the accounting principles, practices, methods or policies (including any reserving methods, practices or policies) used by it, except as may be required as a result of a change in law, GAAP, SAP or Regulation S-X promulgated under the Securities Act and Exchange Act.

               (r) Not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms of liabilities reflected or reserved against prior to the date hereof in the consolidated financial statements (or the notes thereto) of the Company and its subsidiaries or incurred thereafter in the ordinary course of business consistent with past practice.

               (s) Not enter into any amendment to any reinsurance agreement (including the proposed amendments referred to in Exhibit 3.1-C).

               (t) Not take any action that would or would reasonably be expected to make any representation and warranty of the Company hereunder untrue in any material respect at, or as of any time prior to, the Effective Time, or result in any condition to the obligation of the parties hereto to consummate the Merger set forth in Article V not being satisfied.

               (u) Not authorize or enter into any agreement, or commit or resolve, to take any of the actions referred to in Sections 4.1(c) through (t) above.

      4.2 PARENT'S ACTIVITIES UNTIL EFFECTIVE TIME. From the date of this Agreement to the Effective Time, or such earlier time as this Agreement is terminated in accordance with Article VI, Parent will, and will cause each of its subsidiaries to:

               (a) Operate its business in the ordinary course and in a manner consistent with past practices (PROVIDED, HOWEVER, that Parent may engage in any acquisition, merger or similar transaction if the Board of Directors of Parent determines that such acquisition, merger or similar transaction is in the best interest of the shareholders of Parent).

               (b) Use reasonable best efforts to maintain the goodwill of its business and the continued employment of its executives and other employees and to maintain good relationships with the vendors, supplies, contractors and others with which it does business.

               (c) Comply in all material respects with all applicable laws and regulations of Governmental Entities. (

               d)  Not amend its certificate of incorporation or by-laws.

               (e) Not take any action that would or would reasonably be expected to make any representation and warranty of the Company hereunder untrue in any material respect at, or as of any time prior to, the Effective Time, or result in any condition to the obligation of the parties hereto to consummate the Merger set forth in Article V not being satisfied.

               (f) Not authorize or enter into any agreement, or commit, to take any of the actions referred to in Sections 4.2(c) through (e) above.

      4.3 HSR ACT FILINGS. The Company and Parent will each make as promptly as practicable the filing it is required to make under the HSR Act with regard to the transactions which are the subject of this Agreement and each of them will use reasonable best efforts (including providing information to the Federal Trade Commission and the Department of Justice) to cause the waiting periods required by the HSR Act to be terminated or to expire as promptly as practicable. The Company and Parent will each provide information and cooperate in all other respects to assist and cooperate with the other of them in making its filing under the HSR Act.

      4.4 LICENSES AND PERMITS. The Company and Parent will each, as promptly as practicable, file all applications and use reasonable best efforts to obtain all Permits of Governmental Entities (including approvals of transfers of Permits and of a change in control of the Company and its subsidiaries) which are necessary to enable the Company to effectuate the Merger and the other transactions contemplated hereby and to enable the Company and its subsidiaries to continue to conduct their respective businesses after the Effective Time substantially as they are being conducted immediately before the Effective Time.

      4.5 REGISTRATION STATEMENT, PROXY STATEMENTS AND SHAREHOLDERS MEETINGS. (a) Parent will file with the SEC as promptly as reasonably practicable a registration statement under the Securities Act (the "Registration Statement") on Form S-4 (or whatever other form may be applicable) with respect to the issuance of the shares of Parent Common Stock which will be included in the Merger Consideration, and Parent will use its reasonable best efforts to cause the Registration Statement to become effective as promptly as reasonably practicable. The Registration Statement will include a joint proxy statement/prospectus, which will include the Parent proxy statement described in
Section 4.5(f) and the Company proxy statement described in Section 4.5(g).

               (b) Parent will give lawyers, accountants and other representatives of the Company reasonable access during normal business hours to the relevant books, records and personnel of Parent and its subsidiaries which will be useful to assure them that the disclosures about Parent and its subsidiaries in the Registration Statement or in documents incorporated by reference into the Registration Statement are complete and accurate.

               (c) The Company will supply to Parent all information about the Company and its subsidiaries which Parent is required to include in the Registration Statement, including consolidated financial statements of the Company and its subsidiaries at December 31, 1999 and for the three years ended on that date which have been audited by Deloitte & Touche LLP, and any other required financial statements of the Company and its subsidiaries, and in all other respects cooperate with Parent in its efforts to cause the Registration Statement to become effective as promptly as practicable, including giving lawyers, accountants and other representatives of Parent reasonable access during normal business hours to the books, records and personnel of the Company and its subsidiaries which will be useful to assure them that the disclosures about the Company and its subsidiaries in the Registration Statement or in documents incorporated by reference into the Registration Statement are complete and accurate.

               (d) The Company represents and warrants to Parent that the information about the Company and its subsidiaries which the Company provides for inclusion in the Registration Statement will be complete and accurate in all material respects and will not include a misstatement of a material fact or omit to state any material facts necessary to make the statements about the Company and its subsidiaries included in the Registration Statement, in light of the circumstances under which they are made, not misleading.

               (e) Parent represents and warrants to the Company that the information about Parent and its subsidiaries included in the Registration Statement will be complete and accurate in all material respects and will not include a misstatement of a material fact or omit to state any material facts necessary to make the statements included in the Registration Statement, in light of the circumstances under which they are made, not misleading.

               (f) Parent will (i) file with the SEC as promptly as practicable a proxy statement (which may be included in the Registration Statement) relating to a meeting of its shareholders at which they will be asked to vote upon the issuance of Parent Common Stock in the Merger, (ii) use its best efforts to cause review of that proxy statement by the SEC staff to be completed as promptly as practicable, (iii) subject to the last sentence of this Section 4.5(f), include in that proxy statement the recommendation of Parent's Board of Directors that its shareholders vote in favor of the Merger, (iv) as promptly as practicable after the SEC staff completes the review of the proxy statement and informs Parent that it has no further comments about the proxy statement cause the proxy statement and a form of proxy to be mailed to its shareholders (except that if the proxy statement has already been mailed to Parent's shareholders, only the form of proxy and any necessary supplements to the proxy statement need be mailed) and cause a meeting of its shareholders to be held, as promptly as practicable after the Registration Statement becomes effective, for the purpose of voting upon the issuance of Parent Common Stock in the Merger (subject to any adjournments which may be required to comply with law or with any order of a Governmental Entity). Subject to compliance by the Board of Directors of Parent with its fiduciary duties under applicable law as determined in good faith by the Board of Directors of Parent after consultation with outside legal counsel, Parent will use all reasonable best efforts to obtain the approval of its shareholders required to consummate the transactions contemplated by this Agreement and the Board of Directors of Parent shall recommend to the shareholders of Parent that they approve the issuance of Parent Common Stock in the Merger.

               (g) The Company will (i) file with the SEC as promptly as practicable a proxy statement (which may be included in the Registration Statement) relating to a meeting of its shareholders at which they will be asked to vote upon the Merger, (ii) use its best efforts to cause review of that proxy statement by the SEC staff to be completed as promptly as practicable, (iii) subject to the last sentence of this Section 4.5(g), include in that proxy statement the recommendation of the Company's Board of Directors that its shareholders vote in favor of the Merger, (iv) as promptly as practicable after the SEC staff completes the review of the proxy statement and informs the Company that it has no further comments about the proxy statement, cause the proxy statement and a form of proxy to be mailed to its shareholders (except that if the proxy statement has already been mailed to the Company's shareholders, only the form of proxy and any necessary supplements to the proxy statement need be mailed) and cause a meeting of its shareholders to be held, as promptly as practicable after the Registration Statement becomes effective, for the purpose of voting upon the Merger (subject to any adjournments which may be required to comply with law or with any order of a Governmental Entity). Subject to compliance by the Board of Directors of the Company with its fiduciary duties under applicable law as determined in good faith by the Board of Directors of the Company after consultation with outside legal counsel, the Company will use all reasonable best efforts to obtain the approval of its shareholders required to consummate the transactions contemplated by this Agreement and the Board of Directors of the Company shall recommend to the shareholders of the Company that they adopt this Agreement and approve the transactions contemplated hereby; provided, however, that the Board of Directors of the Company may only withdraw, modify or change its recommendation to the shareholders of the Company in connection with an Acquisition Proposal (as defined herein) if that Acquisition Proposal is a Superior Proposal (as defined herein).

               (h) The Company's Board of Directors will not take any action (including terminating this Agreement except under circumstances permitted under Section 6.1) which prevents the Company's shareholders from voting upon the Merger, and Parent's Board of Directors will not take any action (including terminating this Agreement except under circumstances permitted under Section 6.1) which prevents Parent's shareholders from voting upon the Merger.

      4.6      NO SOLICITATION OF OFFERS; NOTICE OF PROPOSALS FROM OTHERS.
(a) The Company will not, and will not permit any of its subsidiaries, officers, directors, employees, agents or representatives (including any investment banker, attorney or accountant retained by it or by any of its subsidiaries) directly or indirectly to initiate, solicit, encourage or otherwise facilitate (including by providing information) any discussion, negotiation or inquiry or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving the Company, or a purchase of, or tender offer for, all or any significant portion of the Company's equity securities or assets of the Company or any of its insurance subsidiaries on a consolidated basis other than the transactions contemplated by this Agreement (each of these being an "Acquisition Proposal"). The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal.

               (b) Section 4.6(a) will not prevent the Company from, in response to an unsolicited written Acquisition Proposal which the Company receives despite complying with Section 4.6(a) and which the Company's Board of Directors determines in good faith (x) after consultation with its independent financial advisor, would result (if consummated in accordance with its terms) in a transaction (i) for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Board of Directors of the Company and (ii) would be more favorable over the long term to the Company's shareholders than the Merger after taking into account the strategic benefits anticipated to be derived from the Merger and the prospects of Parent and the Company as a combined company and (y) based upon the written advice of outside counsel that there would be a reasonable probability that the failure to do so would be held to be a breach of the fiduciary duties of the Company's Board of Directors under applicable law (a "Superior Proposal"), furnishing non-public information (after receipt of an appropriate confidentiality agreement that is no less favorable to the Company than the Confidentiality Agreement referred to in Section 9.2 hereof between Parent and the Company) to the person, entity or group (the "Potential Acquiror") which makes the Acquisition Proposal and entering into discussions and negotiations with that Potential Acquiror.

               (c) If the Company or any officer, agent or representative thereof receives or is contacted with respect to an Acquisition Proposal, or the Company learns that any person is contemplating soliciting tenders of Common Stock or otherwise proposes to acquire the Company or a significant portion of its equity securities or all or a significant portion of its and its subsidiaries' assets if the Company's shareholders do not approve the Merger, the Company will promptly (but in any event within 24 hours) notify Parent of that fact and provide Parent with all information in the Company's possession regarding the Acquisition Proposal, solicitation of tenders or other proposed transaction, and the Company will promptly (but in any event within 24 hours), from time to time, provide Parent with any additional material information the Company obtains regarding the Acquisition Proposal, solicitation of tenders or other proposed transaction.

      4.7 APPROPRIATE ACTION; CONSENTS. (a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate the Merger and the other transactions contemplated by this Agreement as promptly as practicable, (ii) cause the conditions set forth in Sections 5.1(e) and (f) and 5.2(f) and (g) to be satisfied, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the Securities Act and the Exchange Act or any other applicable law; PROVIDED that the Company and Parent shall cooperate with each other in connection with the making of all such filings. The Company and Parent shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement.

               (b) The Company and Parent shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use (or shall cause their respective subsidiaries to use) reasonable best efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement or (ii) required to prevent the occurrence of a Material Adverse Effect on the Company or Parent as a result of the transactions contemplated by this Agreement. In the event that either party shall fail to obtain any third party consent described in this Section 4.7(b), such party shall use reasonable best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company and Parent, their respective subsidiaries and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the absence of such consent; PROVIDED, HOWEVER, that such efforts and actions shall not affect the conditions set forth in Article V.

      4.8 COOPERATION. Parent and the Company shall cooperate with each other (i) with respect to the timing of the respective shareholder meetings contemplated by Sections 4.5(f) and 4.5(g) and shall use their reasonable best efforts to hold such meetings on the same day, (ii) in connection with the preparation of the Registration Statement and the joint proxy statement to be included therein, (iii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (iv) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement and the joint proxy statement included therein and seeking timely to obtain any such actions, consents, approvals or waivers.

      4.9 COMPANY AFFILIATES; REORGANIZATION. (a) Within 30 days of the date of this Agreement, the Company shall deliver to Parent a letter identifying all persons whom the Company believes may be deemed to be, at the date of the Company shareholder meeting contemplated by Section 4.5(g), an affiliate of the Company for purposes of Rule 145 of the Securities Act (each such person, a "Rule 145 Affiliate"). The Company shall use its reasonable best efforts to obtain a written agreement from each person who is identified as a person who may be deemed to be a Rule 145 Affiliate in the letter referred to above as soon as practicable and, in any event, prior to the date of the Company shareholder meeting, substantially in the form of Exhibit 4.9-A.

               (b) Each of the parties hereto shall use its best efforts to cause the transactions contemplated by this Agreement to qualify, and shall not knowingly take any action, except for the transactions contemplated by this Agreement, that could prevent such transactions from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

      4.10 TAKEOVER STATUTES. If any takeover statute is or may become applicable to the Merger, each of Parent and the Company shall, to the extent they have the power to do so, take such actions as are necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize any adverse effects of any takeover statute on the Merger.

      4.11 CERTAIN CONTRACTS. (a) The Company will use its reasonable and commercially practicable best efforts, in consultation and cooperation with Parent, to obtain from (1) MBIA prior to the Effective Time its written and irrevocable waiver for at least three years of provisions of the Comprehensive Automatic Treaty Reinsurance Agreement, effective as of January 1, 2000 (the "Treaty"), to the extent such provisions would permit MBIA to terminate the Treaty or any Prior Agreement (as defined in the Treaty) on a cut-off basis as a result of the Merger and (2) Financial Guaranty Insurance Corporation and its affiliates ("FGIC") prior to the Effective Time its written and irrevocable waiver of provisions of the reinsurance agreements between FGIC and subsidiaries of the Company (the "FGIC Agreements"), to the extent such provisions would permit FGIC to terminate the FGIC Agreements as a result of the Company's 1999 ratings downgrade. The Company represents and warrants that the waivers referred to in this Section 4.11(a) may be obtained (1) without the Company or Parent being required to pay or provide any consideration therefor in excess of the amounts set forth on Exhibit 4.11-A and (2) on substantially the terms set forth on Exhibit 4.11-A.


               (b) The Company will use its reasonable and commercially practicable best efforts to ensure that any person or entity that is party to (or entitled to the benefit of) a contract or agreement with Singer or any affiliate of Singer (including any securitization vehicle) pursuant to any provision of which obligations or liabilities of Singer could be accelerated or breached or would arise (or providing for rights or benefits in favor of Singer or any affiliate of Singer that could be terminated or reduced) as a result of this Agreement or the transactions contemplated hereby, including the Merger, shall have agreed in writing, pursuant to a form of consent in form and substance reasonably acceptable to Parent, to waive such provision.

      4.12     C-BASS. If (i) the Company terminates this Agreement under
Section 6.1(b), (ii) either Parent or the Company terminates this Agreement under Section 6.1(d) because the Effective Time did not occur on or before June 30, 2001 as a result of the material breach by Parent of this Agreement, (iii) either Parent or the Company terminates this Agreement under Section 6.1(e) because the issuance of Parent Common Stock pursuant to this Agreement shall have failed to receive the requisite vote for approval at the meeting of Parent's shareholders held in connection with this Agreement or (iv) if the Company terminates this Agreement under Section 6.1(h), then the Company will have the option, exercisable by a notice given to Parent within 5 business days after the Company or Parent terminates this Agreement, to require Parent to purchase (directly or through one or more wholly owned subsidiaries) the 45.6% interest in C-BASS owned by Enhance Residuals, L.P. for a purchase price equal to 90% of (A) the Purchase Price (as defined in the Partnership Interest Purchase Agreement (the "Partnership Purchase Agreement") dated September 28, 2000 among the Company, Enhance C-Bass Residual Finance Corporation, C-BASS, Residential Funding Corporation and RFC Acquisition Corporation) less (B) the Purchase Price Adjustment Amount (as defined in the Partnership Purchase Agreement), if any, calculated under the Partnership Purchase Agreement (i.e., 90% of the sum the Purchasers would have been required to pay under Section 2.2 of the Partnership Purchase Agreement), on customary terms to be mutually agreed, with the closing to be held on the 30th day after the option is exercised or as soon thereafter as practicable. Such purchase shall be subject to any prior rights of third parties and the Company shall cooperate with Parent to ensure that any such rights are honored.

      4.13 BENEFITS. The Company shall use all commercially reasonable efforts (1) to amend, and to obtain any required consents to amend, all the employment agreements between the Company and all of the Senior Vice Presidents, which Senior Vice Presidents are listed on Exhibit 4.13, to eliminate Section 5 (Tax Reimbursement Payment) of each such agreement (each such agreement, as amended, the "Vice President Agreement Amendments"), which Vice President Agreement Amendments shall provide that no such employee has a right or claim for receipt of such tax reimbursement payment, and (2) to reflect the prior agreement of each of Richard J. Dunn and Tony M. Ettinger that the change-in-control agreement which each is a party to expires on December 31, 2000.

      4.14 SUPPORT AGREEMENTS. Each of Daniel Gross, Wallace O. Sellers, and Allan R. Tessler, within five days of the execution of this Agreement, shall enter into a Shareholders Support Agreement in substantially the form as attached hereto as Exhibit 4.14-A.


                                   ARTICLE V

                         CONDITIONS PRECEDENT TO MERGER


      5.1 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to complete the Merger are subject to satisfaction of the following conditions (any or all of which may be waived by the Company to the extent permitted by law):

               (a) The representations and warranties of Parent and Sub contained in this Agreement will be true and correct in all material respects (except that representations and warranties that are qualified by materiality, Material Adverse Effect or words of similar import shall be true and correct in all respects) on the Merger Date with the same effect as though made on that date (except that representations or warranties which relate expressly to a specified date or a specified period need only have been true and correct with regard to the specified date or period), and Parent will have delivered to the Company a certificate dated that date and signed by the President or a Vice President of Parent to that effect.

               (b) Parent and Sub will have fulfilled in all material respects all their obligations under this Agreement required to have been fulfilled on or before the Merger Date, and Parent will have delivered to the Company a certificate dated that date and signed by the President or a Vice President of Parent to that effect.

               (c) No order will have been entered by any Governmental Entity and be in force which invalidates this Agreement or restrains the Company from completing the transactions which are the subject of this Agreement.

               (d) The Merger will have been approved by the holders of at least two-thirds of the outstanding shares of Company Common Stock.

               (e) The applicable waiting periods under the HSR Act will have expired or been terminated.

               (f) All licenses and approvals from all Governmental Entities (including approvals of transfers of licenses and permits and of a change in control of the Company and its subsidiaries) which are necessary to complete the Merger will have been obtained, and all required approvals and consents of Government Entities necessary to complete the Merger shall have been obtained.

               (g) The Company shall have received an opinion of Clifford Chance Rogers & Wells LLP, counsel to the Company, dated the Merger Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, counsel may require, and rely upon facts and representations contained in, certificates of the officers of the Company, Parent and Sub.

               (h) From the date hereof through the Effective Time, no Material Adverse Effect on Parent shall have occurred, and there shall exist no fact, development or state of circumstances that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent.

      5.2 CONDITIONS TO PARENT'S AND SUB'S OBLIGATIONS. The obligations of Parent and Sub to complete the Merger are subject to the following conditions (any or all of which may be waived by Parent to the extent permitted by law):

               (a) The representations and warranties of the Company contained in this Agreement will be true and correct in all material respects (except that representations and warranties that are qualified by materiality, Material Adverse Effect or words of similar import shall be true and correct in all respects) on the Merger Date with the same effect as though made on that date (except that representations or warranties which relate expressly to a specified date or a specified period need only have been true and correct with regard to the specified date or period), and the Company will have delivered to Parent a certificate dated that date and signed by the President or a Vice President of the Company to that effect.

               (b) The Company will have fulfilled in all material respects all its obligations under this Agreement required to have been fulfilled on or before the Merger Date, and the Company will have delivered to Parent a certificate dated that date and signed by the President or a Vice President of the Company to that effect.

               (c) No order will have been entered by any Governmental Entity and be in force which invalidates this Agreement or restrains Parent or Sub from completing the transactions which are the subject of this Agreement and no action will be pending against the Company, Parent or Sub relating to the transactions which are the subject of this Agreement which presents a reasonable likelihood of resulting in an award of damages against the Company, Parent or Sub which would have a Material Adverse Effect after the Merger on Parent and its subsidiaries taken as a whole.

               (d) The issuance of Parent Common Stock in the Merger will have been approved by the holders of at least a majority in voting power of the outstanding shares of Parent Common Stock.

               (e) The Merger will have been approved by the holders of at least two-thirds of the outstanding shares of Company Common Stock.

               (f) The applicable waiting periods under the HSR Act will have expired or been terminated.

               (g) All licenses and approvals from all Governmental Entities (including approvals of transfers of licenses and permits and of a change in control of the Company and its subsidiaries) which are necessary to enable the Company and its subsidiaries to continue to conduct their respective businesses after the Effective Time substantially as they are being conducted immediately before the Effective Time will have been obtained, and all required approvals and consents of Government Entities and other third parties necessary to complete the Merger shall have been obtained.

               (h) Parent shall have received an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to Parent, dated the Merger Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, counsel may require, and rely upon facts and representations contained in, certificates of the officers of the Company, Parent and Sub.

               (i) The waivers and consents contemplated by Section 4.11(a),
Section 4.11(b) and Section 4.13 (in the case of clause (1) of Section 4.13, with respect to any Senior Vice Presidents who will be subject to tax as a result of Section 280G of the Code) shall have been obtained.

               (j) (1) Parent shall have received from the Company an audited balance sheet of Singer as of September 30, 2000, audited by Deloitte & Touche LLP, setting forth all assumptions and accounting policies related thereto, and such assumptions and accounting policies shall be consistently applied from prior periods, fairly presenting in all material respects the financial position of Singer as of such date, and prepared in accordance with GAAP, which audited balance sheet as of September 30, 2000 shall reflect a net worth of Singer, after elimination of the $56 million indebtedness to the Company and its subsidiaries existing at September 30, 2000 (the "Singer September 30 Net Worth"), of at least $1.00, (2) Parent shall be reasonably satisfied that there shall be sufficient and appropriate resources in place for Singer to fulfill its servicing commitments, (3) the consolidated debt of the Company and its subsidiaries (excluding C-BASS and Sherman) as of the Effective Time shall not exceed $250,000,000, (4) the Company shall have secured (for total consideration not to exceed $1,125,000 per year) and have in effect with respect to Asset Guaranty Insurance Co. $75,000,000 of soft capital financing, reinsurance or a similar facility which in any such case is sufficient to cause S&P to reaffirm to Asset Guaranty Insurance Co.'s AA rating, and (5) the Company shall not have made or be liable for any guarantees other than the $25,000,000 guarantee with respect to Sherman previously disclosed to Parent (it being understood that this subparagraph does not preclude subsidiaries from entering into suretyship or insurance contracts or giving guarantees in the ordinary course of their businesses consistent with past practice).

               (k) All of the off-balance sheet financing with respect or relating to the assets of Singer (other than the Loan and Security Agreement, dated as of December 22, 1997, as amended, by and among Working Capital Management Co., L.P., The Industrial Bank of Japan, Singer Asset Loan Receivables L.L.C., and Singer Asset Finance Company, L.L.C., and related transaction documents (the "Omnivore facility")) shall remain in place on comparable terms and conditions after the Effective Time, PROVIDED, that the term of any such financing shall be extended to match the duration or maturity of the applicable assets of Singer or such assets shall be sold off on terms and conditions reasonably acceptable to Parent.

               (l) From the date hereof through the Effective Time, no Material Adverse Effect on the Company shall have occurred, and there shall exist no fact, development or state of circumstances that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.


                                   ARTICLE VI

                                   TERMINATION

      6.1 RIGHT TO TERMINATE. This Agreement may be terminated at any time prior to the Effective Time (whether or not the Company's or Parent's shareholders have approved the Merger):

               (a) By mutual consent of the Company and Parent.

               (b) By the Company upon a breach of or failure to perform in any material respect (which breach or failure cannot be or has not been cured within 30 days after the giving of notice to Parent of such breach or failure) any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, such that the conditions set forth in Sections

5.1(a) or (b) would not be satisfied if such breach or failure existed or were continuing on the Merger Date.

               (c) By Parent upon a breach of or failure to perform in any material respect (which breach or failure cannot be or has not been cured within 30 days after the giving of notice to the Company of such breach or failure) any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions set forth in Sections 5.2(a) or (b) would not be satisfied if such breach or failure existed or were continuing on the Merger Date.

               (d) By either Parent or the Company, if the Effective Time shall not have occurred on or before June 30, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 6.1(d) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

               (e) By Parent or the Company if this Agreement shall fail to receive the requisite vote for adoption or approval at the meeting of the Company's shareholders or the meeting of Parent's shareholders held in connection with this Agreement, including any adjournment or postponement thereof.

               (f) By Parent, if (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement in any manner adverse to Parent or shall have resolved to do so, (ii) after receiving a bona fide Acquisition Proposal, the Board of Directors of the Company shall have refused promptly (but in any case within 10 business days) to affirm its recommendation of this Agreement, (iii) the Board of Directors of the Company shall have recommended to the shareholders of the Company an Acquisition Proposal or shall have resolved to do so, or (iv) a tender or exchange offer for 15% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against, or states that it is taking no position with respect to, acceptance of such tender or exchange offer by the Company's shareholders.

               (g) By the Company at any time during the two business-day period commencing two days after the Determination Date (as defined herein), if both of the following conditions are satisfied:

                   (1) the Average Closing Price (as defined herein) shall be less than $51.35; and

                   (2) (i) the number obtained by dividing the Average Closing Price by the Starting Price (such number, the "Parent Ratio") shall be less than (ii) the number obtained by dividing the Index Price (as defined herein) on the Determination Date by the Index Price on the Starting Date (as defined herein) and subtracting 0.15 from such quotient (such number, the "Index Ratio");

subject to the following three sentences. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Parent; provided that such notice of election to terminate may be withdrawn at any time within the aforementioned two-day period. During the two business-day period commencing with its receipt of such notice, Parent shall have the option of adjusting the Exchange Ratio to equal the lesser of (i) the number equal to the quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) the number equal to the quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the Index

Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Parent Ratio. If Parent makes an election contemplated by the preceding sentence, within such two business-day period, it shall give written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 6.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 6.1(g). For purposes of this
Section 6.1(g), the following terms shall have the meanings indicated:

      "Average Closing Price" means the average of the last reported sale prices per share of Parent Common Stock as reported on the New York Stock Exchange consolidated tape (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another mutually agreed upon authoritative source) for the 20 consecutive trading days on the New York Stock Exchange ending at the close of trading on the Determination Date.

      "Determination Date" means the business day prior to the date of the special meeting of the Company's shareholders.

      "Index Group" means the group of each of the 20 insurance companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights redistributed proportionately for purposes of determining the Index Price. The 20 insurance companies and the weights attributed to them are as follows:


COMPANY                                                               WEIGHTING
-------                                                               ---------

American International Group, Inc.                                        5%
Fannie Mae                                                                5%
Freddie Mac                                                               5%
Allstate Corporation                                                      5%
Hartford Financial Services Group, Inc.                                   5%
Chubb Corporation                                                         5%
St. Paul Companies, Inc.                                                  5%
XL Capital Ltd                                                            5%
Ace Limited                                                               5%
CNA Financial Corporation                                                 5%
MBIA Inc.                                                                 5%
MGIC Investment Corporation                                               5%
Cincinnati Financial Corporation                                          5%
Ambac Financial Group, Inc.                                               5%
Countrywide Credit Industries, Inc.                                       5%
PMI Group Inc.                                                            5%
Old Republic International Corporation                                    5%
W.R. Berkley Corporation                                                  5%
Ohio Casualty Corporation                                                 5%
Triad Guaranty Inc.                                                       5%

                                                                        ------
                                                                         100%


      "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies comprising the Index Group.

      "Starting Date" means November 13, 2000.

      "Starting Price" shall mean $64.19, which was the last reported sale price per share of Parent Common Stock on the Starting Date, as reported on the New York Stock Exchange consolidated tape (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another mutually agreed upon authoritative source).

If any company belonging to the Index Group or Parent declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Parent shall be appropriately adjusted for the purposes of applying this Section 6.1(g).

               (h) By the Company if the Board of Directors of Parent withdraws, modifies or changes its recommendation of this Agreement in any manner adverse to the Company or shall have resolved to do so.

               (i) By Parent, if Asset Guaranty Insurance Co. shall be (1) downgraded, (2) placed on credit watch or (3) placed on credit review with negative implications by S&P.

      6.2 MANNER OF TERMINATING AGREEMENT. If at any time the Company or Parent has the right under Section 6.1 to terminate this Agreement, it can terminate this Agreement by a written notice to the other of them that it is terminating this Agreement.

      6.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 6.1, after this Agreement is terminated, neither party will have any further rights or obligations under this Agreement other than the Company's obligations under Section 8.1 and under the Confidentiality Agreement described in Section 9.2. Nothing contained in this Section will, however, relieve either party of liability for any breach of this Agreement which occurs before this Agreement is terminated.


                                  ARTICLE VII

                               ABSENCE OF BROKERS

      7.1 REPRESENTATIONS AND WARRANTIES REGARDING BROKERS AND OTHERS. The Company and Parent each represents and warrants to the other of them that no person acted as a broker, a finder or in any similar capacity in connection with the transactions which are the subject of this Agreement, except that Goldman, Sachs & Co. Incorporated acted as a financial advisor to Parent and Morgan Stanley Dean Witter acted as a financial advisor to the Company. Parent will pay all the fees and other charges of Goldman, Sachs & Co. Incorporated and the Company will pay all the fees and other charges of Morgan Stanley Dean Witter. The Company indemnifies Parent and Sub against, and agrees to hold each of them harmless from, all losses, liabilities and expenses (including reasonable fees and expenses of counsel and costs of investigation) incurred because of any claim by anyone for compensation as a broker, a finder or in any similar capacity by reason of services allegedly rendered to the Company in connection with the transactions which are the subject of this Agreement. Parent indemnifies the Company against, and agrees to hold it harmless from, all losses, liabilities and expenses (including, but not limited to, reasonable fees and expenses of counsel and costs of investigation) incurred because of any claim by anyone for compensation as a broker, a finder or in any similar capacity by reason of services allegedly rendered to Parent or Sub in connection with the transactions which are the subject of this Agreement.


                                  ARTICLE VIII

                                OTHER AGREEMENTS

      8.1      PAYMENT TO PARENT. (a) The Company and Parent agree that if (i)
(w) the Company shall fail to receive the requisite vote for adoption of this Agreement at the meeting of the Company's shareholders, (x) Parent or the Company shall terminate this Agreement pursuant to Section 6.1(e), (y) prior to the time of the meeting of the Company's shareholders meeting a bona fide Acquisition Proposal shall have become the subject of a public announcement or any person shall have publicly announced an intention to make a proposal or offer relating thereto and (z) within 12 months of such termination the Company enters into a definitive agreement with any third party with respect to or consummates any transaction contemplated by the definition of "Acquisition Proposal", or (ii) Parent shall terminate this Agreement pursuant to Section 6.1(f) or Section 6.1(c) (in the case of Section 6.1(c), as a result of a material breach by the Company of its obligations under Section 4.5(g) or (h) or as a result of a willful breach by the Company of its obligations under Section 4.6), the Company shall pay Parent an amount equal to $20,000,000; PROVIDED, HOWEVER, that such amount shall equal $25,000,000 if (x) in the case of clause (i) above, such agreement shall be made or such transaction consummated with, or (y) in the case of clause (ii) above, an Acquisition Proposal shall be made by, one or more of American International Group, Inc., MGIC Investment Corporation, PMI Group Inc., Old Republic International Corporation or General Electric Company or any of their affiliates. Such payment shall be made (A) in the case of a termination contemplated by clause (i), prior to or concurrently with (and as a condition to) entering into such definitive agreement or, if earlier, consummating such transaction, or (B) in the case of a termination contemplated by clause (ii), promptly (but in any event within 2 business days) following the receipt by the Company of written notice of such termination from Parent.

               (b) The Company and Parent agree that the payment provided for in
Section 8.1(a) shall be the sole and exclusive remedy of Parent upon a termination of this Agreement contemplated by Section 8.1(a), PROVIDED that nothing herein shall relieve any party from liability for the willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

               (c) Any payment required to be made pursuant to Section 8.1(a),
Section 8.1(e), Section 8.1(f) or Section 8.1(g) shall be made by wire transfer of immediately available funds to an account designated by Parent.

               (d) In the event that the Company shall fail to pay the amount contemplated by Section 8.1(a), Section 8.1(e), Section 8.1(f) or Section 8.1(g)when due, such amount shall be increased to include the costs and expenses incurred by Parent (including, without limitation, fees of counsel) in connection with the collection and enforcement of this Section 8.1.

               (e) In the event that (i) the Company shall fail to obtain the waivers and consents referred to in Section 5.2(i) and the Agreement is terminated by Parent pursuant to either Section 6.1(c) or Section 6.1(d), or
(ii) the Agreement is terminated by Parent pursuant to Section 6.1(c), then the Company shall pay Parent an amount equal to the actual out of pocket fees and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby up to a maximum of $5,000,000.

               (f) In the event that the Agreement is terminated by the Company pursuant to Section 6.1(b), then Parent shall pay the Company an amount equal to the actual out of pocket fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby up to a maximum of $5,000,000.

               (g) In the event that the Agreement is terminated by Parent pursuant to Section 6.1(i), then the Company shall pay Parent an amount equal to $7,500,000.

      8.2      INDEMNIFICATION FOR PRIOR ACTS. The Surviving Corporation will
(i) honor, and will not amend or modify for a period of not less than six years after the Effective Time, any obligation of the Company to indemnify present and former directors, officers or employees of the Company or its subsidiaries (each, an "Indemnified Party") with respect to matters which occurred or occur prior to the Effective Time and (ii) keep in force for at least six years after the Effective Time directors and officers liability insurance, insuring the persons who were directors or officers of the Company at or before the Effective Time, which provides coverage which is at least as broad as that under the policy which is in force immediately before the Effective Time, and is in an amount at least as great (and with a deductible retention at least as small) as that under the policy which is in force immediately before the Effective Time (or such lesser amount as is the maximum amount which can be obtained for an annual premium equal to 150% of the annual premium for the policy which is in force immediately before the Effective Time).

      8.3 BENEFICIARIES. The provisions in Section 8.2 are intended to be for the benefit of, and will be enforceable by, the respective directors, officers and employees of the Company or its subsidiaries to which it relates and their heirs and representatives and will be binding upon the Surviving Corporation.


                                   ARTICLE IX

                                    GENERAL

      9.1 EXPENSES. Except as specifically provided in this Agreement, the Company and Parent will each pay its own expenses (and Parent will pay Sub's expenses) in connection with the transactions which are the subject of this Agreement, including legal fees.

      9.2 ACCESS TO PROPERTIES, BOOKS AND RECORDS. From the date of this Agreement until the Effective Time, the Company will, and will (to the extent it has the power to do so) cause each of its subsidiaries to, give representatives of Parent full access during normal business hours to all of their respective properties, books and records and personnel and shall provide reasonable cooperation in connection with their review and investigation. The information Parent or its representatives receive as a result of their access to the properties, books and records of the Company or its subsidiaries will be subject to the Confidentiality Agreement dated May 19, 2000 between Parent and the Company, which Confidentiality Agreement will remain in effect until the Effective Time. No investigation by Parent or other information received by Parent shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company hereunder.

      9.3 PRESS RELEASES. The Company and Parent will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the Merger, except that nothing in this
Section 9.3 will prevent either party from making any statement when and as required by law or by the rules of any securities exchange or securities quotation or trading system on which securities of that party or an affiliate are listed, quoted or traded.

      9.4 ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement described in Section 9.2 and the documents to be delivered in accordance with this Agreement contain the entire agreement among the Company, Parent and Sub relating to the transactions which are the subject of this Agreement and those other documents, all prior negotiations, understandings and agreements between the Company and either Parent or Sub are superceded by this Agreement and those other documents, and there are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement of those other documents other than those expressly set forth in this Agreement or those other documents.

      9.5 EFFECT OF DISCLOSURES. Any information disclosed by a party in any representation or warranty contained in this Agreement (including exhibits to this Agreement) will be treated as having been disclosed in connection with each representation and warranty made by that party in this Agreement, provided that it is apparent on its face from such disclosure that it also applies to the other representations and warranties (or exhibits numbered to correspond to such other representations and warranties) to which such information relates.


      9.6 CAPTIONS; DEFINITIONS. The captions of the articles and paragraphs of this Agreement are for reference only, and do not affect the meaning or interpretation of this Agreement. The definitions herein shall apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation."

      9.7 PROHIBITION AGAINST ASSIGNMENT; BENEFIT. Except in connection with a change in structure permitted by Section 1.1(b), neither this Agreement nor any right of any party under it may be assigned. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except as otherwise expressly set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      9.8 NOTICES AND OTHER COMMUNICATIONS. Any notice or other communication under this Agreement must be in writing and will be deemed given when it is delivered in person or sent by facsimile (with proof of receipt at the number to which it was required to be sent), on the business day after the day on which it is sent by a major nationwide overnight delivery service, or on the third business day after the day on which it is mailed by first class mail from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the person to which the notice or communication is sent):

      If to the Company:

      Enhance Financial Services Group Inc.
      335 Madison Avenue
      New York, NY  10017
      Attention:  General Counsel
      Facsimile:  212-682-5377

      with a copy to:

      David W. Bernstein
      Clifford Chance Rogers & Wells LLP
      200 Park Avenue
      New York, New York 10166
      Facsimile: 212-878-8375

      If to Parent or Sub:

      Radian Group Inc.
      1601 Market Street
      Philadelphia, PA 19103
      Attn:  General Counsel
      Facsimile:  215-405-9160

      with a copy to:

      Trevor S. Norwitz
      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York  10019
      Facsimile:  212-403-2000


      9.9 GOVERNING LAW. This Agreement will be governed by, and construed under, the substantive laws of the State of New York, without giving effect to the conflict of laws principles thereof that would apply the laws of any other jurisdiction.

      9.10 AMENDMENTS. This Agreement may be amended by, but only by, a document in writing signed by both the Company and Parent.

      9.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, some of which may be signed by fewer than all the parties or may contain facsimile copies of pages signed by some of the parties. Each of those counterparts will be deemed to be an original copy of this Agreement, but all of them together will constitute one and the same agreement.

      IN WITNESS WHEREOF, the Company, Parent and Sub have executed this Agreement, intending to be legally bound by it, on the day shown on the first page of this Agreement.


                                          ENHANCE FINANCIAL SERVICES GROUP
                                          INC.

                                          By:  /s/ Daniel Gross
                                               -------------------------------
                                               Name:   Daniel Gross
                                               Title:  President and CEO


                                          RADIAN GROUP INC.

                                          By:   /s/ Frank Filipps
                                               -------------------------------
                                               Name:   Frank Filipps
                                               Title:  CEO


                                          GOLD ACQUISITION CORPORATION

                                          By:  /s/ Frank Filipps
                                               -------------------------------
                                               Name:   Frank Filipps
                                               Title:  President

                                  EXHIBIT 4.9-A

                        FORM OF ENHANCE AFFILIATE LETTER
                        --------------------------------

                                     , 2000


Radian Group Inc.
1601 Market Street
Philadelphia, PA  19103
Ladies and Gentlemen:

      The undersigned, a holder of shares of common stock, par value $.10 per share ("Enhance Common Stock"), of Enhance Financial Services Group Inc., a New York corporation ("Enhance"), is entitled to receive in connection with the merger (the "Merger") of GOLD Acquisition Corporation ("Sub"), a New York corporation and a wholly owned subsidiary of Radian Group Inc., a Delaware corporation ("Radian"), with and into Enhance, securities of Radian (the "Radian Securities"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Enhance as the term affiliate is defined under Rule 144, and interpreted for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act of 1933, as amended (the "Securities Act").

      If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Radian Securities received by the undersigned in exchange for any shares of Enhance Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and has discussed with its counsel or counsel for Enhance the nature and condition of such exemptions to the extent it believed necessary. The undersigned understands that neither Radian nor Enhance will be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Radian Securities by the undersigned.

      The undersigned hereby represents to and covenants with Radian that the undersigned will not, directly or indirectly, sell, assign, transfer, or otherwise dispose of any of the Radian Securities issued to the undersigned in exchange for shares of Enhance Common Stock in connection with the Merger except
(i) pursuant to an effective registration statement under the Securities Act,
(ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of the general counsel of Radian or other counsel reasonably satisfactory to Radian or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

      In the event of a sale or other disposition by the undersigned of Radian Securities pursuant to Rule 145, the undersigned will supply Radian with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that Radian may instruct its transfer agent to withhold the transfer of any Radian Securities owned by the undersigned, but that upon receipt of such evidence of compliance or the availability of an exemption from registration under the Securities Act, the transfer agent shall effectuate the transfer of Radian Securities sold as indicated in the letter.

      The undersigned acknowledges and agrees that the legend set forth below may be placed on certificates representing Radian Securities received by the undersigned in connection with the Merger or held by a transferee thereof, which legend may be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Radian from independent counsel reasonably satisfactory to Radian to the effect that such legend is no longer required for purposes of the Securities Act.

      There may be placed on the certificates for Radian Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:


      "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

      The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Radian Securities and (ii) the receipt by Radian of this letter is an inducement to Radian's obligations to consummate the Merger.

      If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.


                                    Very truly yours,


                                    --------------------------
                                    Name:
                                    Date:


Agreed and accepted this
____ day of _____________, 2000

RADIAN GROUP INC.


By
   ------------------------
   Name:
   Title:

                                                                         Annex I
                              _______________, 200_


Radian Group Inc.
1601 Market Street
Philadelphia, PA  19103
Attention:  Corporate Secretary

      On ______ __, 200_, the undersigned sold the securities ("Securities") of Radian Group Inc. ("Radian") described below in the space provided for that purpose. The Securities were acquired by the undersigned in connection with the merger of GOLD Acquisition Corporation, a New York corporation and wholly owned subsidiary of Radian, with and into Enhance Financial Services Group Inc., a New York corporation.

      Based upon the most recent report or statement filed by Radian with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

      The undersigned hereby represents to Radian that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents to Radian that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                    Very truly yours,




DESCRIPTION OF SECURITIES SOLD:

                                 EXHIBIT 4.14-A


            THIS AGREEMENT (this "Agreement"), dated as of ____________, 2000, is by and among Radian Group Inc., a Delaware corporation (the "Acquiror") and ____________________ (the "Shareholder").

            WHEREAS, concurrently herewith, Enhance Financial Services Group Inc., a New York corporation (the "Company"), the Acquiror and a wholly-owned subsidiary of the Acquiror are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"; capitalized terms used without definition herein have the meanings ascribed thereto in the Merger Agreement);

            WHEREAS, Shareholder is the beneficial owner of the number of shares of Company Common Stock set forth in Schedule I hereto (the "Subject Shares");

            WHEREAS, approval of the Merger Agreement by the shareholders of the Company is a condition to the consummation of the Merger; and

            WHEREAS, as a condition to its entering into the Merger Agreement, the Acquiror has required that Shareholder agree, and Shareholder has agreed, to enter into this Agreement;

            NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

            Section 1. Agreement to Vote. (a) Shareholder hereby agrees to
                       -----------------
attend the meeting of stockholders of the Company to be called and held for the purpose of obtaining the approval of the Stockholders of the Company of the Merger Agreement and the Merger (the "Company Meeting"), in person or by proxy, and to vote (or cause to be voted) all Subject Shares, and any other voting securities of the Company that Shareholder owns or has the right to vote (whether such ownership or right exists as of the date hereof or is obtained thereafter), (i) for approval and adoption of the Merger Agreement and the Merger and (ii) against any proposals relating to an acquisition of control of the Company by, or any other business combination of the Company or any of its subsidiaries with, any person or entity other than the Acquiror or its affiliates. Such agreement to vote shall apply also to any adjournment or adjournments of the Company Meeting, and to any other meeting of shareholders or action by written consent at which any item of business referred to in the preceding sentence is presented for approval.

            (b) Shareholder hereby agrees that at all times prior to and including the date of the Company Meeting, Shareholder shall continue to own and have the right to vote the number and kind of Subject Shares listed in Schedule I hereto.

            (c) To the extent inconsistent with the foregoing provisions of this
Section 1, Shareholder hereby revokes any and all previous proxies with respect to Shareholder's Subject Shares or any other voting securities of the Company.

            Section 2. No Solicitation. Shareholder shall not, directly or
                       ---------------
indirectly, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal with respect to the Company or any insurance subsidiary of the Company. Shareholder shall promptly (and in any event, within 24 hours of becoming aware of an inquiry or proposal) advise the Acquiror orally and in writing of any such inquiries or proposals of which Shareholder becomes aware. Notwithstanding the foregoing, no action by a Shareholder who is a director or officer of the Company at the time of such action, to the extent taken in such capacity and in compliance with Section 4.6 of the Merger Agreement, shall be deemed to violate this Section 2.

            Section 3.  Securities Act Covenants and Representations.
                        --------------------------------------------
Shareholder hereby agrees and represents to the Acquiror as follows:

            (a) Shareholder has been advised that the offering, sale and delivery of Parent Common Stock pursuant to the Merger will be registered under the Securities Act on the Registration Statement. Shareholder has also been advised, however, that to the extent Shareholder is considered an "affiliate" of the Company at the time the Merger Agreement is submitted to a vote of the shareholders of the Company, any public offering or sale by Shareholder of any Parent Common Stock received by Shareholder in the Merger will, under current law, require either (i) the further registration under the Securities Act of any shares of Parent Common Stock to be sold by Shareholder, (ii) compliance with Rule 145 promulgated by the SEC under the Securities Act or (iii) the availability of another exemption from such registration under the Securities Act. Shareholder hereby acknowledges and agrees that the Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by Shareholder or on Shareholder's behalf under the Securities Act, or to take any other action necessary in order to make compliance with an exemption from such registration available.

            (b) Shareholder has read this Agreement and the Merger Agreement and has discussed their requirements and other applicable limitations upon Shareholder's ability to sell, transfer or otherwise dispose of Parent Common Stock, to the extent Shareholder believed necessary, with Shareholder's counsel or counsel for the Company.

            (c) Shareholder also understands that stop transfer instructions will be given to the Acquiror's transfer agent with respect to Parent Common Stock and that a legend will be placed on the certificates for the Parent Common Stock issued to Shareholder, or any substitutions therefor, to the extent Shareholder is considered an "affiliate" of the Company at the time the Merger Agreement is submitted to a vote of the shareholders of the Company.

            Section 4. Further Assurances. Each party shall execute and deliver
                       ------------------
such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would impair the ability of any party to effectuate, carry out or comply with all the terms of this Agreement. If requested by the Acquiror, Shareholder agrees to execute a letter to the Acquiror representing that Shareholder has complied with Shareholder's obligations hereunder as of the date of such letter.

            Section 5. Representations and Warranties of the Shareholder.
                       -------------------------------------------------
Shareholder represents and warrants to the Acquiror that: this Agreement (i) has been duly authorized, executed and delivered by Shareholder and (ii) constitutes the valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles; Shareholder is the record and beneficial owner of the Subject Shares set forth on Schedule I, with sole voting and dispositive power over such Subject Shares (except as may be described on Schedule I); the Subject Shares listed on Schedule I hereto are the only voting securities of the Company owned (beneficially or of record) by Shareholder; the Subject Shares are owned by Shareholder free and clear of all liens, charges, encumbrances, agreements and commitments of every kind; and neither the execution or delivery of this Agreement nor the consummation by Shareholder of the transactions contemplated hereby will violate any provisions of any law, rule or regulation applicable to Shareholder or any contract or agreement to which Shareholder is a party, other than such violations of contracts or agreements as would not prevent or delay the performance by Shareholder of his or her obligations hereunder or impose any liability or obligation on the Company or the Acquiror.

            Section 6. Effectiveness and Termination. It is a condition
                       -----------------------------
precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered by each of the parties thereto and be in full force and effect. In the event the Merger Agreement is terminated in accordance with its terms, this

Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

            Section 7.  Miscellaneous.
                        -------------

            (a) Notices, Etc. All notices, requests, demands or other
                ------------
communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

            If to Shareholder, at the address of Shareholder as set forth on the shareholder list maintained by or on behalf of the Company;

            If to the Acquiror:

                  Radian Group Inc.
                  1601 Market Street
                  Philadelphia, PA  19103

                  Attn:  Howard S. Yaruss
                  Telecopy:  (215) 405-9160

            With a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York 10019

                  Attn:  Trevor S. Norwitz, Esq.
                  Telecopy:  (212) 403-2000

or to such other address as such party shall have designated by notice so given to each other party.

            (b)  Amendments, Waivers, Etc.  This Agreement may not be
                 ------------------------
amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Acquiror and Shareholder.

            (c) Successors and Assigns. This Agreement shall be binding upon and
                ----------------------
shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise, and in the case of any individual party hereto any trustee, executor, heir, legatee or personal representative succeeding to the ownership of Shareholder's Subject Shares or other securities subject to this Agreement. Notwithstanding any transfer of Subject Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

            (d) Entire Agreement. This Agreement embodies the entire agreement
                ----------------
and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement.

            (e) Severability. If any term of this Agreement or the application
                ------------
thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

            (f) Specific Performance. The parties acknowledge that money damages
                --------------------
are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

            (g) Remedies Cumulative. All rights, powers and remedies provided
                -------------------
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            (h) No Waiver. The failure of any party hereto to exercise any
                ---------
right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

            (i) No Third-Party Beneficiaries. This Agreement is not intended to
                ----------------------------
be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

            (j)  No Jury Trial.  Each party hereto hereby waives any right to
                 -------------
a trial by jury in connection with any such action, suit or proceeding.

            (k) Governing Law. This Agreement shall be governed by and construed
                -------------
in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            (l)  Name, Captions, Gender.  The name assigned this Agreement
                 ----------------------
and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

            (m) Counterparts. This Agreement may be executed by facsimile and in
                ------------
any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

            (n) Expenses. Each of the Acquiror and Shareholder shall bear its or
                --------
his or her own expenses, as the case may be, incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                    RADIAN GROUP INC.



                                    By:
                                         -------------------------------
                                         Name:
                                         Title:



                                    [SHAREHOLDER]



                                    ------------------------------------
                                    NAME:

                                   Schedule I
                                   ----------

                                 Share Ownership



   --------------------------------      ---------------------------------
                 Name                    Shares owned as of the date hereof